Filed Pursuant to Rule 424(b)(3)
Registration No. 333-283212

Prospectus Supplement No. 3

(to prospectus dated March 11, 2025)

Oruka Therapeutics, Inc.

8,719,000 Shares of

Common Stock

Offered by the Selling Stockholders

This prospectus supplement no. 3 is being filed to update and supplement information contained in the prospectus dated March 6, 2025 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-283212), and was declared effective by the Securities and Exchange Commission (the “SEC”) on March 11, 2025 related to the proposed resale or other disposition by the selling stockholders identified herein (the “Selling Stockholders”) of up to (i) 5,600,000 shares of our common stock, par value $0.001 per share (“Common Stock”), (ii) 2,439,000 shares of Common Stock issued upon the conversion of 2,439 shares of Series A preferred stock, par value $0.001 in November 2024 and (iii) 680,000 shares of Common Stock issuable upon the exercise of pre-funded warrants, with the information contained in our Current Report on Form 8-K, filed with the SEC on September 22, 2025. Accordingly, we have attached the Current Report to this prospectus supplement. Any document, exhibit or information contained in the Current Report that has been deemed furnished and not filed in accordance with SEC rules shall not be included in this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information therein and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our Common Stock is traded on The Nasdaq Global Market under the symbol “ORKA.” On September 22, 2025, the last reported sale price for our Common Stock was $17.09 per share.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 6 of the Prospectus and any applicable prospectus supplement.

We are a “smaller reporting company” as defined by Rule 12b-2 of the Exchange Act and are subject to reduced public company reporting requirements.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 22, 2025.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2025

Oruka Therapeutics, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-22873	36-3855489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

855 Oak Grove Avenue Suite 100
Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 606-7910

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ORKA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 17, 2025, Oruka Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) for a private placement (the “Private Placement”) with certain institutional and accredited investors (each, a “Purchaser” and collectively, the “Purchasers”). The closing of the Private Placement occurred on September 19, 2025.

Pursuant to the Purchase Agreement, the Purchasers purchased (i) an aggregate of 10,933,405 shares (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price per share of $15.00, and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 1,066,666 shares of Common Stock (the “Pre-Funded Warrant Shares”) at a purchase price of $14.999 per Pre-Funded Warrant, which represents the per share purchase price of the Common Shares less the $0.001 per share exercise price for each Pre-Funded Warrant, for an aggregate purchase price of approximately $180 million.

The Pre-Funded Warrants will be exercisable at any time after the date of issuance. A holder of Pre-Funded Warrants may not exercise the warrant if the holder, together with its affiliates, would beneficially own more than 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. A holder of Pre-Funded Warrants may increase or decrease this percentage to a percentage not in excess of 19.99% by providing at least 61 days’ prior notice to the Company.

The Purchase Agreement contains customary representations and warranties of the Company, on the one hand, and the Purchasers, on the other hand, and customary conditions to closing.

Also on September 17, 2025, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers, which provides that the Company will register the resale of the Common Shares and the Pre-Funded Warrant Shares. The Company is required to prepare and file a registration statement with the Securities and Exchange Commission no later than October 15, 2025, and to use its commercially reasonable efforts to have the registration statement declared effective within 90 days thereafter, subject to certain exceptions.

The Company has also agreed to, among other things, indemnify the Purchasers, their officers, directors, agents, partners, members, managers, stockholders, affiliates, investment advisers and employees under the registration statement from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to the Company’s obligations under the Registration Rights Agreement.

The securities issued and sold to the Purchasers under the Purchase Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, or under any state securities laws. The Company relied on this exemption from registration based in part on representations made by the Purchasers. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

The Company has engaged Jefferies LLC, TD Securities (USA) LLC, Guggenheim Securities, LLC and LifeSci Capital LLC as placement agents for the Private Placement. The Company has agreed to pay customary placement fees and reimburse certain expenses of the placement agents.

The foregoing summary of the Purchase Agreement, the Registration Rights Agreement and the Pre-Funded Warrants does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, the form of Registration Rights Agreement and the form of Pre-Funded Warrant, copies of which are filed as Exhibits 10.1, 10.2 and 4.1 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Following the closing of the Private Placement, the Company has 48,384,150 shares of Common Stock issued and outstanding and approximately 67.1 million shares of Common Stock issued and outstanding on a pro forma basis, which gives effect to the full conversion of the Company’s Series B Non-Voting Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), as of September 19, 2025, without regard to beneficial ownership limitations that may limit the ability of certain holders of Series B Preferred Stock to convert such shares to Common Stock at such time, and assumes the exercise of all outstanding pre-funded warrants.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Form 8-K, the disclosures in Item 1.01 above are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 17, 2025, the Company made available a press release announcing the Private Placement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Also on September 17, 2025, the Company made available a press release announcing certain clinical data from its Phase 1 clinical trial of ORKA-001, as well as upcoming scientific presentations at the European Academy of Dermatology and Venereology Congress. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including the information in the press releases attached as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information in the press releases attached as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant.
10.1†	Securities Purchase Agreement, dated September 17, 2025, by and between Oruka Therapeutics, Inc. and each purchaser identified on Annex A thereto.
10.2	Form of Registration Rights Agreement.
99.1	Press Release, dated September 17, 2025.
99.2	Press Release, dated September 17, 2025.
104	The cover page from the Company’s Current Report on Form 8-K formatted in Inline XBRL.

†	Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the Securities and Exchange Commission; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oruka Therapeutics, Inc.
(Registrant)

Date:	September 22, 2025	By:	/s/ Lawrence Klein
			Name:	Lawrence Klein
			Title:	President and Chief Executive Officer

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Exhibit 4.1

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION).

FORM OF PRE-FUNDED WARRANT TO PURCHASE COMMON STOCK

Number of Shares: [●] (subject to adjustment)

Warrant No. [●]	Original Issue Date: September [●], 2025

Oruka Therapeutics, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [●] or its registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to a total of [●] shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price per share equal to $0.001 (as adjusted from time to time as provided in Section 9 herein, the “Exercise Price”), upon surrender of this Pre-Funded Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”) at any time and from time to time on or after the date hereof (the “Original Issue Date”), subject to the following terms and conditions:

This Warrant is one of a series of similar warrants issued pursuant to that certain Securities Purchase Agreement, dated September 17, 2025, by and among the Company and the Investors identified therein (the “Purchase Agreement”).

1. Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

“Affiliate” means any Person directly or indirectly controlled by, controlling or under common control with, a Holder, but only for so long as such control shall continue. For purposes of this definition, “control” (including, with correlative meanings, “controlled by”, “controlling” and “under common control with”) means, with respect to a Person, possession, direct or indirect, of (i) the power to direct or cause direction of the management and policies of such Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), or (ii) at least 50% of the voting securities (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests.

“Attribution Parties” means, collectively, the following Persons and entities: (i) any direct or indirect Affiliates of the Holder, (ii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any Attribution Parties and (iii) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and/or any other Attribution Parties for purposes of Section 13(d) or Section 16 of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

“Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Commission” means the U.S. Securities and Exchange Commission.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Group” shall have the meaning ascribed to it in Section 13(d) of the Exchange Act, and all related rules, regulations and jurisprudence.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Principal Trading Market” means the national securities exchange or other trading market on which the Common Stock is primarily listed on and quoted for trading, which, as of the Original Issue Date, shall be the Nasdaq Global Market.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, for the Principal Trading Market with respect to the Common Stock that is in effect on the date of delivery of an applicable Exercise Notice, which as of the Original Issue Date was “T+1.”

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“Trading Day” means any weekday on which the Principal Trading Market is normally open for trading.

“Transfer Agent” means Computershare Inc., the Company’s transfer agent and registrar for the Common Stock, and any successor appointed in such capacity.

2. Issuance of Securities; Registration of Warrants. The Company shall register ownership of this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any assignee to which this Warrant is permissibly assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3. Registration of Transfers. Subject to compliance with all applicable securities laws, the Company shall, or will cause its Transfer Agent to, register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, and payment for all applicable transfer taxes (if any). Upon any such registration or transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Company shall, or will cause its Transfer Agent to, prepare, issue and deliver at the Company’s own expense any New Warrant under this Section 3. Until due presentment for registration of transfer, the Company may treat the registered Holder hereof as the owner and holder for all purposes, and the Company shall not be affected by any notice to the contrary.

4. Exercise of Warrants.

(a) All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by this Warrant (including Section 11) at any time and from time to time on or after the Original Issue Date, and such rights shall not expire until exercised in full.

(b) The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached as Schedule 1 hereto (the “Exercise Notice”), completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice pursuant to Section 10 below), and the date on which the last of such items is delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares, if any. The delivery by (or on behalf of) the Holder of the Exercise Notice and the applicable Exercise Price as provided above shall constitute the Holder’s certification to the Company that its representations contained in Sections 4.1 and 4.3 through 4.14 of the Purchase Agreement are true and correct as of the Exercise Date as if remade in their entirety (or, in the case of any transferee Holder that is not a party to the Purchase Agreement, such transferee Holder’s certification to the Company that such representations are true and correct as to such transferee Holder as of the Exercise Date).

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5. Delivery of Warrant Shares.

(a) Upon exercise of this Warrant, the Company shall promptly (but in no event later than the number of Trading Days comprising the Standard Settlement Period following the Exercise Date), upon the request of the Holder, credit such aggregate number of shares of Common Stock specified by the Holder in the Exercise Notice and to which the Holder is entitled pursuant to such exercise (the “Exercise Shares”) to the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit Withdrawal At Custodian system, assuming the Transfer Agent is then a participant in the DTC Fast Automated Securities Transfer Program (the “FAST Program”) and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or the resale of such Warrant Shares by the Holder or (B) the Exercise Shares are eligible for resale by the Holder without volume or manner-of-sale restrictions pursuant to Rule 144 promulgated under the Securities Act (assuming cashless exercise of this Warrant). If the Transfer Agent is not a participant in the FAST Program or if (A) and (B) above are not true, the Transfer Agent will either (i) record the Exercise Shares in the name of the Holder or its designee on the certificates reflecting the Exercise Shares with an appropriate legend regarding restriction on transferability, which shall be issued and dispatched by overnight courier to the address as specified in the Exercise Notice, and on the Company’s share register or (ii) issue such Exercise Shares in the name of the Holder or its designee in restricted book-entry form in the Company’s share register. The Holder, or any Person so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account, the date of the book entry positions or the date of delivery of the certificates evidencing such Exercise Shares, as the case may be.

(b) If the Company fails to deliver to the Holder or its designee Exercise Shares in the manner required pursuant to Section 5(a) within the Standard Settlement Period following the Exercise Date (other than a failure caused by incorrect or incomplete information provided by Holder to the Company) and the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”) but did not receive within the Standard Settlement Period, then the Company shall, within two (2) Trading Days after the Holder’s request and in the Holder’s sole discretion, promptly honor its obligation to deliver to the Holder or its designee the Exercise Shares pursuant to Section 5(a) and pay cash to the Holder in an amount equal to the excess (if any) of the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in the Buy-In, less the product of (A) the number of shares of Common Stock purchased in the Buy-In, times (B) the Closing Sale Price of a share of Common Stock on the Exercise Date.

(c) To the extent permitted by law and subject to Section 5(b), the Company’s obligations to issue and deliver Warrant Shares in accordance with and subject to the terms hereof (including the limitations set forth in Section 11 below) are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Subject to Section 5(b), nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

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6. Charges, Taxes and Expenses. Issuance and delivery of shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense (excluding any applicable stamp duties) in respect of the issuance of such shares, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any Warrant Shares or the Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable contractual indemnity, if requested by the Company. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8. Reservation of Warrant Shares. The Company covenants that it will, at all times while this Warrant is outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and non-assessable. The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed. The Company further covenants that it will not, without the prior written consent of the Holder, take any actions to increase the par value of the Common Stock at any time while this Warrant is outstanding.

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9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant (the “Number of Warrant Shares”) are subject to adjustment from time to time as set forth in this Section 9.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock issued and outstanding on the Original Issue Date and in accordance with the terms of such stock on the Original Issue Date or as amended, that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issues by reclassification of shares of capital stock any additional shares of Common Stock of the Company, then in each such case the Number of Warrant Shares shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, provided, however, that if such record date shall have been fixed and such dividend is not fully paid on the date fixed therefor, the Number of Warrant Shares shall be recomputed accordingly as of the close of business on such record date and thereafter the Number of Warrant Shares shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends. Any adjustment pursuant to clause (ii), (iii) or (iv) of this paragraph shall become effective immediately after the effective date of such subdivision, combination or issuance.

(b) Pro Rata Distributions. If, on or after the Original Issue Date, the Company shall declare or make any dividend or other pro rata distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction, but, for the avoidance of doubt, excluding any distribution of shares of Common Stock subject to Section 9(a), any distribution of Purchase Rights (as defined below) subject to Section 9(c) and any Fundamental Transaction (as defined below) subject to Section 9(d)) (a “Distribution”) then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage (as defined below)) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

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(c) Purchase Rights. If at any time on or after the Original Issue Date, the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property, in each case pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation. As used in this Section 9(c), (i) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities and (ii) “Convertible Securities” mean any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(d) Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the surviving entity or in which the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation, (ii) the Company effects any sale to another Person of all or substantially all of its assets in one or a series of related transactions, (iii) pursuant to any tender offer or exchange offer (whether by the Company or another Person), holders of capital stock tender shares representing more than 50% of the voting power of the capital stock of the Company and the Company or such other Person, as applicable, accepts such tender for payment, (iv) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the voting power of the capital stock of the Company (except for any such transaction in which the stockholders of the Company immediately prior to such transaction maintain, in substantially the same proportions, the voting power of such Person immediately after the transaction) or (v) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a “Fundamental Transaction”), then following such Fundamental Transaction the Holder shall have the right to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”). The Company shall not effect any Fundamental Transaction in which the Company is not the surviving entity or the Alternate Consideration includes securities of another Person unless (i) the Alternate Consideration is solely cash and the Company provides for the simultaneous “cashless exercise” of this Warrant pursuant to Section 10 below or (ii) prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or other Person (including any purchaser of assets of the Company) shall assume the obligation to deliver to the Holder such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant. The provisions of this paragraph (d) shall similarly apply to subsequent transactions analogous to a Fundamental Transaction type.

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(e) Number of Warrant Shares. Simultaneously with any adjustment to the Number of Warrant Shares pursuant to Section 9, the Exercise Price shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased Number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment. Notwithstanding the foregoing, in no event may the Exercise Price be adjusted below the par value of the Common Stock then in effect.

(f) Calculations. All calculations under this Section 9 shall be made to the nearest one-tenth of one cent or the nearest share, as applicable.

(g) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(h) Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice of such transaction at least ten (10) days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. In addition, if while this Warrant is outstanding, the Company authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction contemplated by Section 9(d), other than a Fundamental Transaction under clause (iii) of Section 9(d), the Company shall deliver to the Holder a notice of such Fundamental Transaction at least thirty (30) days prior to the date such Fundamental Transaction is consummated. Holder agrees to maintain any information disclosed pursuant to this Section 9(h) in confidence until such information is publicly available, and shall comply with applicable law with respect to trading in the Company’s securities following receipt of any such information.

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10. Payment of Exercise Price. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, satisfy its obligation to pay the Exercise Price through a “cashless exercise”, in which event the Company shall issue to the Holder the number of Warrant Shares in an exchange of securities effected pursuant to Section 3(a)(9) of the Securities Act, as determined as follows:

X = Y [(A-B)/A]

where:

“X” equals the number of Warrant Shares to be issued to the Holder;

“Y” equals the total number of Warrant Shares with respect to which this Warrant is then being exercised;

“A” equals the Closing Sale Price of the shares of Common Stock (as reported by Bloomberg Financial Markets) as of the Trading Day on the date immediately preceding the Exercise Date; and

“B” equals the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a “cashless exercise” transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued (provided that the Commission continues to take the position that such treatment is proper at the time of such exercise). In the event that a registration statement registering the issuance of Warrant Shares is, for any reason, not effective at the time of exercise of this Warrant, then this Warrant may only be exercised through a cashless exercise, as set forth in this Section 10. If the Warrant Shares are issued in such a cashless exercise, the Company acknowledges and agrees that, in accordance with Section 3(a)(9) of the Securities Act, the Exercise Shares issued in such exercise shall take on the registered characteristics of the Warrants being exercised and may be tacked on to the holding period of the Warrants being exercised. Except as set forth in Section 5(b) (Buy-In remedy) and Section 12 (No Fractional Shares), in no event will the exercise of this Warrant be settled in cash.

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11. Limitations on Exercise.

(a) Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder of this Warrant shall not have the right to exercise any portion of the Warrant, and any such exercise shall be null and void ab initio and treated as if the exercise had not been made, to the extent that immediately prior to or following such exercise, the Holder, together with the Attribution Parties, beneficially owns or would beneficially own as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder, in excess of 9.99% (the “Maximum Percentage”) of the Common Stock that would be issued and outstanding following such exercise. For purposes of calculating beneficial ownership for determining whether the Maximum Percentage is or will be exceeded, the aggregate number of shares of Common Stock held and/or beneficially owned by the Holder together with the Attribution Parties, shall include the number of shares of Common Stock held and/or beneficially owned by the Holder together with the Attribution Parties plus the number of shares of Common Stock issuable upon exercise of the relevant Warrant with respect to which the determination is being made but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised Warrant held and/or beneficially owned by the Holder or the Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company held and/or beneficially owned by such Holder or any Attribution Party (including, without limitation, any convertible notes, convertible stock or warrants) that are subject to a limitation on conversion or exercise analogous to the limitation contained herein. For purposes of this Paragraph 11(a), beneficial ownership of the Holder or the Attribution Parties shall, except as set forth in the immediately preceding sentence, be calculated and determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, a Holder of this Warrant may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding (such issued and outstanding shares, the “Reported Outstanding Share Number”). For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) business day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. The Holder shall disclose to the Company the number of shares of Common Stock that it, together with the Attribution Parties holds and/or beneficially owns and has the right to acquire through the exercise of derivative securities and any limitations on exercise or conversion analogous to the limitation contained herein contemporaneously or immediately prior to submitting an Exercise Notice for the relevant Warrant. If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s, together with the Attribution Parties’, beneficial ownership, as determined pursuant to this Section 11(a), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and the Attribution Parties since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Common Stock to the Holder upon exercise of this Warrant results in the Holder, together with the Attribution Parties, being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s, together with the Attribution Parties’, aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder and/or the Attribution Parties shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. By written notice to the Company, a Holder of this Warrant may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 19.99% specified in such notice; provided that any increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and shall not negatively affect any partial exercise effected prior to such change.

(b) This Section 11 shall not restrict the number of shares of Common Stock which a Holder or the Attribution Parties may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder or the Attribution Parties may receive in the event of a Fundamental Transaction as contemplated in Section 9(c) of this Warrant. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder or the Attribution Parties for any purpose including for purposes of Section 13(d) of the Exchange Act and the rules promulgated thereunder or Section 16 of the Exchange Act and the rules promulgated thereunder, including Rule 16a-1(a)(1). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 11 to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 11 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

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12. No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the fair market value (based on the Closing Sale Price) for any such fractional shares.

13. Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered confirmed e-mail at the e-mail address specified in the books and records of the Transfer Agent prior to 5:30 P.M., New York City time, on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via confirmed e-mail at the e-mail address specified in the books and records of the Transfer Agent on a day that is not a Trading Day or later than 5:30 P.M., New York City time, on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, or (iv) upon actual receipt by the Person to whom such notice is required to be given, if by hand delivery.

14. Warrant Agent. The Company shall initially serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

15. Miscellaneous.

(a) No Rights as a Stockholder. Except as otherwise set forth in this Warrant, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

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(b) Further Assurances. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate or articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant. Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(c) Successors and Assigns. Subject to compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company without the written consent of the Holder, except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the Company and the Holder and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.

(d) Amendment and Waiver. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

(e) Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

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(f) Governing Law; Jurisdiction. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PERSON AT THE ADDRESS IN EFFECT FOR NOTICES TO IT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(g) Headings. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(h) Severability. If any part or provision of this Warrant is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Warrant shall remain binding upon the parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

Oruka Therapeutics, Inc.

By:
Name:
Title:

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SCHEDULE 1

FORM OF EXERCISE NOTICE

To be executed by the Holder to purchase shares of Common Stock under the Warrant

Ladies and Gentlemen:

(1) The undersigned is the Holder of Warrant No. __ (the “Warrant”) issued by Oruka Therapeutics, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2) The undersigned hereby exercises its right to purchase _____ Warrant Shares pursuant to the Warrant.

(3) The Holder intends that payment of the Exercise Price shall be made as (check one):

☐	Cash Exercise

☐	“Cashless Exercise” under Section 10 of the Warrant

(4) If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $ _____ in immediately available funds to the Company in accordance with the terms of the Warrant.

(5) Pursuant to this Exercise Notice, the Company shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant. The Warrant Shares shall be delivered (check one):

☐	to the following DWAC Account Number:	_______________________________

☐	in book-entry form via a direct registration system

☐	by physical delivery of a certificate to:	________________________________________________________
________________________________________________________

☐	in restricted book-entry form in the Company’s share register

(6) By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder (i) the Holder is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, or a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended, and (ii) will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 11(a) of the Warrant to which this notice relates.

Dated:

Name of Holder:

By:
Name:
Title:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

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Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of September 17, 2025, by and among Oruka Therapeutics, Inc., a Delaware corporation (the “Company”), and each of the entities listed on Exhibit A attached to this Agreement (each, an “Investor” and together, the “Investors”).

WHEREAS, the Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the U.S. Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the Company desires to sell to the Investors, and each Investor desires to purchase from the Company, severally and not jointly, upon the terms and subject to the conditions stated in this Agreement, (A) shares (the “Initial Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and/or (B) the pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”) substantially in the form attached hereto as Exhibit B; and

WHEREAS, contemporaneously with the sale of the Initial Shares and/or the Pre-Funded Warrants, the parties hereto will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C, pursuant to which the Company will agree to provide certain registration rights in respect of the Shares (as defined below) and the Pre-Funded Warrant Shares (as defined below) under the Securities Act and applicable state securities laws.

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the Company and each Investor, severally and not jointly, agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“2025 SEC Reports” means (a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and (b) any Quarterly Reports on Form 10-Q or any Current Reports on Form 8-K filed or furnished (as applicable) by the Company after January 1, 2025 and prior to the Business Day immediately preceding the date hereof, together in each case with any documents incorporated by reference therein or exhibits thereto.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

“Aggregate Purchase Amount” has the meaning set forth in Section 2.2 hereof.

“Agreement” has the meaning set forth in the recitals hereof.

“Amended and Restated Bylaws” means the bylaws of the Company, as currently in effect and as in effect on the Closing Date.

“Amended and Restated Certificate of Incorporation” means the Certificate of Incorporation of the Company, as currently in effect and as in effect on the Closing Date.

“Benefit Plan” or “Benefit Plans” means employee benefit plans as defined in Section 3(3) of ERISA and all other employee benefit practices or arrangements, including, without limitation, any such practices or arrangements providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options or other stock-based compensation, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, maintained by the Company or to which the Company or any of its Subsidiaries is obligated to contribute for employees or former employees of the Company and its Subsidiaries.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” has the meaning set forth in Section 2.2 hereof.

“Closing Date” has the meaning set forth in Section 2.2 hereof.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning set forth in the recitals hereof.

“Company” has the meaning set forth in the recitals hereof.

“Confidential Data” has the meaning set forth in Section 3.33 hereof.

“Disclosure Document” has the meaning set forth in Section 5.3 hereof.

“Disclosure Time” has the meaning set forth in Section 5.3.

“Drug Regulatory Agency” means the U.S. Food and Drug Administration (“FDA”) or other foreign, state, local or comparable governmental authority responsible for regulation of the research, development, testing, manufacturing, processing, storage, labeling, sale, marketing, advertising, distribution and importation or exportation of drug or biological products and drug or biological product candidates.

“Environmental Laws” has the meaning set forth in Section 3.15 hereof.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Financial Statements” has the meaning set forth in Section 3.8(b) hereof.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Fundamental Representations” means the representations and warranties made by the Company in Sections 3.1 (Organization and Power), 3.2 (Capitalization), 3.4 (Authorization), 3.5 (Valid Issuance), 3.6 (No Conflict), 3.7 (Consents), 3.8 (SEC Filings; Financial Statements), 3.18 (Nasdaq Stock Market), 3.19 (Sarbanes-Oxley Act), 3.23 (Price Stabilization of Common Stock), 3.24 (Investment Company Act), 3.25 (General Solicitation; No Integration or Aggregation), 3.26 (Brokers and Finders), 3.27 (Reliance by the Investors), and 3.31 (No Additional Agreements).

“GAAP” has the meaning set forth in Section 3.8(b) hereof.

“GDPR” has the meaning set forth in Section 3.34 hereof.

“Governmental Authorizations” has the meaning set forth in Section 3.11 hereof.

“Health Care Laws” has the meaning set forth in Section 3.21 hereof.

“HIPAA” has the meaning set forth in Section 3.33 hereof.

“Indemnified Persons” has the meaning set forth in Section 5.10(a).

“Initial Shares” has the meaning set forth in the recitals hereof.

“Intellectual Property” has the meaning set forth in Section 3.12 hereof.

“Investor” and “Investors” have the meanings set forth in the recitals hereof.

“Investor Majority” means, (i) prior to the Closing, the Investors committed to purchase at least a majority of the Securities (provided that such majority shall include each Investor that committed an Aggregate Purchase Amount of no less than $25 million (including the Aggregate Purchase Amount of such Investor’s affiliates and related funds)), and (ii) following the Closing, the Investors who hold at least a majority of the Securities (including any Pre-Funded Warrant Shares) still held by the Investors.

“IT Systems” has the meaning set forth in Section 3.33 hereof.

“Material Adverse Effect” means any change, event, circumstance, development, condition, occurrence or effect that, individually or in the aggregate, (a) was, is, or would reasonably be expected to be, materially adverse to the business, financial condition, properties, assets, liabilities, stockholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) materially delays or materially impairs the ability of the Company to timely comply, or prevents the Company from complying, with its obligations under this Agreement, the other Transaction Agreements, or with respect to the Closing, or would reasonably be expected to do so; provided, however, that none of the following will be deemed in themselves, either alone or in combination, to constitute, and that none of the following will be taken into account in determining whether there has been or will be, a Material Adverse Effect under subclause (a) of this definition:

(i) any change generally affecting the economy, financial markets or political, economic or regulatory conditions in the United States or any other geographic region in which the Company conducts business, provided that the Company is not disproportionately affected thereby;

(ii) general financial, credit or capital market conditions, including interest rates or exchange rates, or any changes therein, provided that the Company is not disproportionately affected thereby;

(iii) any change that generally affects industries in which the Company and its Subsidiaries conduct business, provided that the Company is not disproportionately affected thereby;

(iv) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, fires or other natural disasters, weather conditions, global pandemics, including the COVID-19 pandemic and related strains, epidemic or similar health emergency, and other force majeure events in the United States or any other location, provided that the Company is not disproportionately affected thereby;

(v) national or international political or social conditions (or changes in such conditions), whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack, provided that the Company is not disproportionately affected thereby;

(vi) material changes in laws after the date of this Agreement; and

(vii) in and of itself, any material failure by the Company to meet any published or internally prepared estimates of drug development timelines (it being understood that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been, a Material Adverse Effect to the extent that such facts and circumstances are not otherwise described in clauses (i)-(v) of this definition).

“Nasdaq” means the Nasdaq Stock Market LLC.

“National Exchange” means (i) on and prior to the Closing Date, the Nasdaq Global Market, and (ii) following the Closing Date, any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question, together with any successor thereto: the NYSE American, The New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market and the Nasdaq Capital Market.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

“Personal Data” has the meaning set forth in Section 3.33 hereof.

“Placement Agent” means each of Jefferies LLC, TD Securities (USA) LLC, Guggenheim Securities, LLC and LifeSci Capital LLC (collectively, the “Placement Agents”).

“Pre-Funded Warrant Price” means $14.999.

“Pre-Funded Warrant Shares” has the meaning set forth in Section 3.4.

“Pre-Funded Warrants” has the meaning set forth in the recitals hereof.

“Privacy Laws” has the meaning set forth in Section 3.34 hereof.

“Privacy Statements” has the meaning set forth in Section 3.34 hereof.

“Process” or “Processing” has the meaning set forth in Section 3.34 hereof.

“Registration Rights Agreement” has the meaning set forth in Section 6.1(j) hereof.

“Regulatory Agencies” has the meaning set forth in Section 3.20 hereof.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” has the meaning set forth in Section 2.1 hereof.

“Securities Act” has the meaning set forth in the recitals hereof.

“Share Price” means $15.00.

“Shares” means the Initial Shares and the Pre-Funded Warrant Shares.

“Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock), in each case, solely to the extent it has the same economic effect as a “short sale” (as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act).

“Subsidiaries” has the meaning set forth in Section 3.1 hereof.

“Tax” or “Taxes” means any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.

“Tax Returns” means returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.

“Transaction Agreements” means this Agreement, the Pre-Funded Warrants, the Registration Rights Agreement and any other documents or agreements explicitly contemplated hereunder.

“Transfer Agent” means, with respect to the Common Stock, Computershare Inc., or such other financial institution that provides transfer agent services as the Company may engage from time to time.

“Transfer Taxes” means all real property transfer, sales, use, value added, stamp, documentary, recording, registration, conveyance, stock transfer, intangible property transfer, personal property transfer, gross receipts, registration, duty, securities transactions or similar fees or Taxes (together with any interest, penalty, or addition thereto) incurred in connection with the transactions contemplated by this Agreement.

2. Purchase and Sale of Securities.

2.1 Purchase and Sale. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Investors, severally and not jointly, agree to purchase, up to an aggregate of $180,000,000 of Securities (as defined below), with a purchase price per Initial Share equal to the Share Price and a purchase price per Pre-Funded Warrant equal to the Pre-Funded Warrant Price. Subject to and upon the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Investor, and each Investor, severally and not jointly, shall purchase from the Company, (A) that number of Initial Shares set forth opposite such Investor’s name on Exhibit A under the heading “Shares” and/or (B) a Pre-Funded Warrant exercisable for a number of shares of Common Stock set forth opposite such Investor’s name on Exhibit A under the heading “Shares Underlying Pre-Funded Warrants.” The Initial Shares and the Pre-Funded Warrants to be issued in the Closing are collectively referred to herein as the “Securities.” Notwithstanding the foregoing, for any Investor that has provided notice to the Company that this sentence shall apply to it, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any Initial Shares and/or Pre-Funded Warrants under this Agreement which, when aggregated with all shares of Common Stock then beneficially owned by the Investor, its affiliates and any Person acting as a group together with such Investor or any of such Investor’s affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor of more than 4.99%, 9.99% or 14.99% (as applicable) of the outstanding shares of Common Stock immediately after giving effect to the Closing and the consummation of the transactions contemplated hereby, and the number of Initial Shares and/or Pre-Funded Warrants and the Aggregate Purchase Amount for such Investor shall be reduced accordingly.

2.2 Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 6 of this Agreement, the closing of the purchase and sale of the Securities (the “Closing” and the date on which the Closing occurs, the “Closing Date”) shall occur remotely via the exchange of documents and signatures on the second Business Day after the date hereof, or at such other time as agreed to by the Company and the Investor Majority, but in no event later than the fifth Business Day after the date hereof. At the Closing, the Securities shall be issued and registered in the name of such Investor, or in such nominee name(s) as designated by such Investor, representing the number of Securities to be purchased by such Investor at such Closing as set forth in Exhibit A, in each case against payment to the Company of the purchase price therefor (the “Aggregate Purchase Amount”) in full, by wire transfer to the Company of immediately available funds, at or prior to the Closing, in accordance with wire instructions provided by the Company to the Investors at least one Business Day prior to the Closing. On the Closing Date, the Company will (A) cause the Transfer Agent to issue the Initial Shares in book-entry form, free and clear of all restrictive and other legends (except as expressly provided in Section 4.10 hereof) and the Company shall provide evidence of such issuance from the Company’s Transfer Agent as soon as reasonably practical following the Closing Date to each Investor and (B) deliver to such Investor (or such Investor’s designated custodian per its delivery instructions), or in such nominee name(s) as designated by such Investor, a Pre-Funded Warrant exercisable for a number of shares of Common Stock as set forth in Exhibit A with respect to such Investor. If the Closing has not occurred within two Business Days after the expected Closing Date, unless otherwise agreed by the Company and such Investor, the Company shall promptly (but no later than one Business Day thereafter) return the previously wired Aggregate Purchase Amount to each respective Investor by wire transfer of United States dollars in immediately available funds to the account specified by each Investor, and any book entries for the Securities shall be deemed cancelled; provided that, unless this Agreement has been terminated pursuant to Section 7, such return of funds shall not terminate this Agreement or relieve such Investor of its obligation to purchase, or the Company of its obligation to issue and sell, the Securities at the Closing. Notwithstanding the foregoing and anything in this Agreement to the contrary and as may be agreed to among the Company and one or more Investors, if an Investor is (a) an investment company registered under the Investment Company Act of 1940, as amended, (b) advised by an investment adviser subject to regulation under the Investment Advisers Act of 1940, as amended, or (c) otherwise subject to internal policies and/or procedures relating to the timing of funding and issuance of securities, such Investor shall not be required to wire its Aggregate Purchase Amount until it confirms receipt of evidence of the issuance of such Investor’s Initial Shares from the Transfer Agent in form and substance reasonably acceptable to the Investor and, if applicable, copies of such Investor’s Pre-Funded Warrants.

3. Representations and Warranties of the Company. Except as disclosed or reflected in the 2025 SEC Reports (but other than as to Fundamental Representations, which are not qualified, and excluding any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly predictive or forward-looking in nature, in each case, other than any specific factual information contained therein), the Company hereby represents and warrants to each of the Investors and the Placement Agents that the statements contained in this Section 3 are true and correct as of the date hereof and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date):

3.1 Organization and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and described in the 2025 SEC Reports and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where such failure to be in good standing or to have such power and authority or to so qualify would not reasonably be expected to have a Material Adverse Effect. As of the date hereof, the Company has the following subsidiaries: Oruka Therapeutics Operating Company, LLC, a Delaware limited liability company and Oruka Therapeutics Australia Pty Ltd, an Australian company (collectively, the “Subsidiaries”). Each of the Subsidiaries is duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority to carry on their business as now conducted and to own or lease its properties. Each of the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required unless the failure to so qualify has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.2 Capitalization. The authorized capital stock of the Company consists of 545,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share. The Company’s disclosure of its issued and outstanding capital stock in the 2025 SEC Reports containing such disclosure was accurate in all material respects as of the date indicated in such 2025 SEC Reports. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive or other similar rights of any securityholder of the Company which have not been waived, and such shares were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties. Except as set forth in the Transaction Agreements or as disclosed in the 2025 SEC Reports, there are no outstanding rights (including, without limitation, pre-emptive or other similar rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options (except equity awards that have been granted under the Company’s equity award plans described in the 2025 SEC Reports); the capital stock of the Company conforms in all material respects to the description thereof contained in the 2025 SEC Reports; and all the outstanding shares of capital stock or other equity interests of each Subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares).

3.3 Registration Rights. Except as set forth in the Transaction Agreements (including in Section 3.7), the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued that have not expired or been satisfied or waived.

3.4 Authorization. The Company has all requisite corporate power and authority to enter into the Transaction Agreements and to carry out and perform its obligations under the terms of the Transaction Agreements, including the issuance and sale of the Securities and the issuance of the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”). All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of the Securities and the Pre-Funded Warrant Shares, the authorization, execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated herein, including the issuance and sale of the Securities and the Pre-Funded Warrant Shares, has been taken. This Agreement has been duly executed and delivered by the Company and assuming the due authorization, execution and delivery by each Investor and that this Agreement constitutes the legal, valid and binding agreement of each Investor, this Agreement and each of the Pre-Funded Warrants constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon its execution by the Company and the other parties thereto and assuming that it constitutes legal, valid and binding agreements of the other parties thereto, the Registration Rights Agreement will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.5 Valid Issuance. The Initial Shares being purchased by the Investors hereunder have been duly and validly authorized and, upon issuance pursuant to the terms of this Agreement against full payment therefor in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those as provided in the Transaction Agreements or restrictions on transfer under applicable state and federal securities laws), and the holder of the Initial Shares shall be entitled to all rights accorded to a holder of Common Stock. The Pre-Funded Warrant Shares have been duly and validly authorized and reserved for issuance and, upon issuance pursuant to the terms of the Pre-Funded Warrants, against full payment therefor in accordance with the terms of the Pre-Funded Warrants, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those as provided in the Transaction Agreements or restrictions on transfer under applicable state and federal securities laws) and the holder of the Pre-Funded Warrant Shares shall be entitled to all rights accorded to a holder of Common Stock. The issuance and delivery of the Initial Shares and the Pre-Funded Warrants do not, and the exercise in full of the Pre-Funded Warrants (without regard to any limitations or restrictions on exercise of such warrants) and the issuance and delivery of the Pre-Funded Warrant Shares thereupon will not (a) obligate the Company to offer to issue, or issue, shares of Common Stock or other securities to any Person (other than the Investors) pursuant to any preemptive rights, rights of first refusal, rights of participation or similar rights, or (b) result in any adjustment (automatic, at the election of any Person or otherwise) of the exercise, conversion, exchange or reset price under, or any other anti-dilution adjustment pursuant to, any outstanding securities of the Company or (c) be subject to any preemptive right, right of first offer, or any similar right of any Person. Subject to the accuracy of the representations and warranties made by the Investors in Section 4 hereof, the offer and sale of the Securities to the Investors is and will be in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of applicable securities laws of the states of the United States.

3.6 No Conflict. The execution, delivery and performance of the Transaction Agreements by the Company, the issuance and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Agreements will not (i) violate any provision of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, (ii) conflict with or result in a violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a benefit under any agreement or instrument, credit facility, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or any Subsidiary or their respective properties or assets, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject (including federal and state securities laws and regulations) and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company or any Subsidiary is bound or affected, except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

3.7 Consents. Assuming the accuracy of the representations and warranties of the Investors in Section 4, no consent, approval, authorization, filing with or order of or registration with, any court or governmental agency or body or self-regulatory organization to which the Company or its securities is subject is required in connection with the authorization, execution or delivery or performance by the Company of the Transaction Agreements, the issuance and sale of the Securities and the performance by the Company of its other obligations under the Transaction Agreements, except such as (a) have been or will be obtained or made under the Securities Act, the Exchange Act or the Company’s existing registration rights agreement, (b) the filing of any requisite notices and/or application(s) to the National Exchange for the issuance and sale of the Shares or the Pre-Funded Warrants and the listing of the Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (c) customary post-closing filings with the SEC or pursuant to state securities laws in connection with the offer and sale of the Initial Shares or the Pre-Funded Warrants by the Company in the manner contemplated herein, which will be filed on a timely basis, (d) the filing of the registration statement required to be filed by the Company pursuant to the Registration Rights Agreement, or (e) such that the failure of which to obtain would not have a Material Adverse Effect. All notices, consents, authorizations, orders, filings and registrations which the Company is required to deliver or obtain prior to the Closing pursuant to the preceding sentence have been obtained or made or will be delivered or obtained or effected, and shall remain in full force and effect, on or prior to the Closing.

3.8 SEC Filings; Financial Statements.

(a) The Company has timely filed or furnished, as applicable, all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act for the one year preceding the date of this Agreement. As of the time it was filed with, or furnished to, the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the 2025 SEC Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be), and the rules and regulations promulgated thereunder, and, as of the time they were filed or furnished, none of the 2025 SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments from the SEC staff with respect to the 2025 SEC Reports. None of the 2025 SEC Reports is the subject of an ongoing SEC review. The interactive data in eXtensible Business Reporting Language included in the 2025 SEC Reports fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(b) The consolidated financial statements of the Company included in the 2025 SEC Reports (collectively, the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, all in accordance with United States generally accepted accounting principles (“GAAP”) (except as otherwise noted therein, and in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments) applied on a consistent basis unless otherwise noted therein throughout the periods therein specified. Except as set forth in the Financial Statements filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except (i) those incurred in the ordinary course of business, consistent with past practices since the date of such financial statements or (ii) liabilities not required under GAAP to be reflected in the Financial Statements, in either case, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

3.9 Absence of Changes. Except as otherwise stated or disclosed in the 2025 SEC Reports, since January 1, 2025: (a) the Company has conducted its business only in the ordinary course of business and there have been no material transactions entered into by the Company or any Subsidiary (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto); (b) no material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject has been entered into that has not been disclosed in the 2025 SEC Reports; and (c) there has not been any other event or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect.

3.10 Absence of Litigation. There is no action, suit, proceeding, arbitration, claim, investigation, charge, complaint or inquiry pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, nor are there any orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon the Company or any Subsidiary that have had or would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary, nor to the knowledge of the Company, any director or officer of the Company or any Subsidiary, is, or within the last ten years has been, the subject of any action involving a claim of violation of or liability under federal or state securities laws relating to the Company or such Subsidiary or a claim of breach of fiduciary duty relating to the Company or such Subsidiary.

3.11 Compliance with Law; Permits. None of the Company or any Subsidiary is in violation of, or has received any notices of violations with respect to, any laws, statutes, ordinances, rules or regulations of any governmental body, court or government agency or instrumentality, except for violations which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have all required licenses, permits, certificates and other authorizations (collectively, “Governmental Authorizations”) from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company and its Subsidiaries as currently conducted, except where the failure to possess currently such Governmental Authorizations has not had and is not reasonably expected to have a Material Adverse Effect. None of the Company or any Subsidiary has received any written (or, to the Company’s knowledge, oral) notice regarding any revocation or material modification of any such Governmental Authorization, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, has or would reasonably be expected to result in a Material Adverse Effect.

3.12 Intellectual Property. The Company and its Subsidiaries own, or have rights to use, all material inventions, patent applications, patents, trademarks, trade names, service names, service marks, copyrights, trade secrets, know how (including unpatented and/or unpatentable proprietary of confidential information, systems or procedures) and other intellectual property as described in the 2025 SEC Reports necessary for, or used in the conduct of their respective businesses (including as described in the 2025 SEC Reports) (collectively, “Intellectual Property”), except where any failure to own, possess or acquire such Intellectual Property has not had, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Intellectual Property of the Company and its Subsidiaries has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part. To the Company’s knowledge: (i) there are no third parties who have rights to any Intellectual Property, including no liens, security interests, or other encumbrances; and (ii) there is no infringement by third parties of any Intellectual Property. No action, suit, or other proceeding is pending, or, to the Company’s knowledge, is threatened: (A) challenging the Company’s or its Subsidiaries’ rights in or to any Intellectual Property; (B) challenging the validity, enforceability or scope of any Intellectual Property; or (C) alleging that the Company or any of its Subsidiaries infringes, misappropriates, or otherwise violates any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, except, in each case, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any of its Subsidiaries in all material respects, and to the Company’s knowledge all such agreements are in full force and effect. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property. The Company and its Subsidiaries have taken all reasonable steps to protect, maintain and safeguard their Intellectual Property.

3.13 Employee Benefits. Except as would not be reasonably likely to result in a Material Adverse Effect, each Benefit Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code, the Patient Protection and Affordable Care Act of 2010, as amended, and other applicable laws, rules and regulations. The Company and its Subsidiaries are in compliance with all applicable federal, state and local laws, rules and regulations regarding employment, except for any failures to comply that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. There is no labor dispute, strike or work stoppage against the Company or its Subsidiaries pending or, to the knowledge of the Company, threatened which may interfere with the business activities of the Company, except where such dispute, strike or work stoppage is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

3.14 Taxes. The Company and its Subsidiaries have filed all federal, state and foreign income Tax Returns and other Tax Returns required to have been filed under applicable law (or extensions have been duly obtained) and have paid all Taxes required to have been paid by them, except for those which are being contested in good faith and except where failure to file such Tax Returns or pay such Taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No assessment in connection with United States federal tax returns has been made against the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. No audits, examinations, or other proceedings with respect to any material amounts of Taxes of the Company and its Subsidiaries are presently in progress or have been asserted or proposed in writing without subsequently being paid, settled or withdrawn. There are no liens on any of the assets of the Company. The Company, at all times since inception, has been and continues to be each classified as a corporation for U.S. federal income tax purposes. Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the period specified in Code Section 897(c)(1)(A)(ii).

3.15 Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits and other Governmental Authorizations required under applicable Environmental Laws to conduct its business and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company or any Subsidiary has received since January 1, 2025, any written notice or other communication (in writing or otherwise), whether from a governmental authority or other Person, that alleges that the Company or any Subsidiary is not in compliance with any Environmental Law and, to the knowledge of the Company, there are no circumstances that may prevent or interfere with the Company’s or any Subsidiary’s compliance with any Environmental Law in the future, except where such failure to comply would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company: (i) no current or (during the time a prior property was leased or controlled by the Company) prior property leased or controlled by the Company or any Subsidiary has received since January 1, 2025, any written notice or other communication relating to property owned or leased at any time by the Company, whether from a governmental authority, or other Person, that alleges that such current or prior owner or the Company or any Subsidiary is not in compliance with or violated any Environmental Law relating to such property and (ii) the Company has no material liability under any Environmental Law.

3.16 Title. Each of the Company and its Subsidiaries has good and marketable title to all personal property owned by it that is material to the business of the Company, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially and adversely interfere with the use made and proposed to be made of such property by the Company or its Subsidiaries, as the case may be. Any real property and buildings held under lease by the Company or its Subsidiaries is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially and adversely interfere with the use made and proposed to be made of such property and buildings by the Company or its Subsidiaries, as the case may be. The Company does not own any real property.

3.17 Insurance. The Company carries or is entitled to the benefits of insurance in such amounts and covering such risks that is customary for comparably situated companies and is adequate for the conduct of its business and the value of its properties (owned or leased) and assets, and each of such insurance policies is in full force and effect and the Company is in compliance in all material respects with the terms thereof. Other than customary end of policy notifications from insurance carriers, since January 1, 2025, the Company has not received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy.

3.18 Nasdaq Stock Market. The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Global Market under the symbol “ORKA”. The Company is in compliance in all material respects with all applicable listing requirements of Nasdaq applicable to the Company. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of the Common Stock on the Nasdaq Global Market or to deregister the Common Stock under the Exchange Act. The Company has taken no action that is designed to terminate the registration of the Common Stock under the Exchange Act.

3.19 Sarbanes-Oxley Act. The Company is, and since January 1, 2025 has been, in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder.

3.20 Clinical Data and Regulatory Compliance. Except as would not reasonably be expected to result in a Material Adverse Effect: (i) the preclinical tests and clinical trials, and other studies used to support regulatory approval (collectively, “studies”) being conducted by or on behalf of, or sponsored by, the Company or its Subsidiaries that are described in, or the results of which are referred to in, 2025 SEC Reports were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such studies and with standard medical and scientific research procedures; (ii) each description of the results of such studies is accurate and complete in all material respects and fairly presents the data derived from such studies, and the Company and its Subsidiaries have no knowledge of any other studies the results of which are required to be disclosed in accordance with the Exchange Act and are inconsistent with, or otherwise call into question, the results described or referred to in the 2025 SEC Reports; (iii) the Company and its Subsidiaries have made all such filings and obtained all such approvals as may be required by the FDA or from any other U.S. federal, state or local government or foreign government or Drug Regulatory Agency, or Institutional Review Board, each having jurisdiction over biopharmaceutical products (collectively, the “Regulatory Agencies”) for the conduct of its business as described in the 2025 SEC Reports; (iv) neither the Company nor any of its Subsidiaries has received any notice of, or correspondence from, any Regulatory Agency requiring the termination or suspension of or imposing any clinical hold on any clinical trials that are described or referred to in the 2025 SEC Reports; and (v) the Company and its Subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies.

3.21 Compliance with Health Care Laws. The Company and its Subsidiaries are in compliance in all material respects with all Health Care Laws to the extent applicable to the current business of the Company and its Subsidiaries or any of their respective activities. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.) and the Public Health Service Act (42 U.S.C. Section 201 et seq.), and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)); (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (v) the European Union (“EU”) Clinical Trials Regulation (Regulation (EU) No. 536/2014); (vi) the EU Regulation regarding community procedures for authorization and supervision of medicinal products for human and veterinary use and establishing a European Medicines Agency (Regulation (EC) No. 726/2004); (vii) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; (viii) all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company or its Subsidiaries, and (ix) the regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof. Neither the Company nor any of its Subsidiaries has received written or, to the Company’s knowledge, oral notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. The Company and its Subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its Subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company, any of its Subsidiaries nor any of their respective employees, officers, directors, or, to the knowledge of the Company, agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

3.22 Accounting Controls and Disclosure Controls and Procedures. The Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is designed to comply with the requirements of the Exchange Act applicable to the Company and provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance (i) that the Company maintains records that in reasonable detail accurately and fairly reflect the Company’s transactions and dispositions of assets, (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) that receipts and expenditures are made only in accordance with authorizations of management and the Board of Directors and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements. Since the end of the Company’s most recent audited fiscal year, there has been (a) no material weaknesses in the design or operation of the Company’s internal control over financial reporting(whether or not remediated) and (b) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to provide reasonable assurance that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

3.23 Price Stabilization of Common Stock. The Company has not taken, nor will it take, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Stock to facilitate the sale or resale of the Shares.

3.24 Investment Company Act. The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended.

3.25 General Solicitation; No Integration or Aggregation. Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Securities pursuant to this Agreement. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be (i) integrated with the offer and sale of the Securities pursuant to this Agreement for purposes of the Securities Act or (ii) aggregated with prior offerings by the Company for the purposes of the rules and regulations of the Nasdaq Global Market. Assuming the accuracy of the representations and warranties of the Investors set forth in Section 4, neither the Company nor any of its Affiliates, its subsidiaries nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby.

3.26 Brokers and Finders. Other than the Placement Agents, neither the Company nor any other Person authorized by the Company to act on its behalf has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

3.27 Reliance by the Investors. The Company has a reasonable basis for making each of the representations set forth in this Section 3. The Company acknowledges that each of the Investors will rely upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Company set forth herein.

3.28 [Reserved].

3.29 Office of Foreign Assets Control. Neither the Company nor any subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company or any subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

3.30 OISP. Neither the Company nor any Subsidiary is or intends to become a “covered foreign person” within the meaning of the Outbound Investment Security Program. “Outbound Investment Security Program” means the regulations implemented by the U.S. Department of the Treasury under Executive Order 14105 “Addressing United States Investments in Certain National Security Technologies and Products in Countries of Concern,” as codified at 31 C.F.R. Part 850.

3.31 No Additional Agreements. There are no agreements or understandings between the Company, on one hand, and any Investor, on the other hand, with respect to the transactions contemplated by the Transaction Agreements other than as specified in the Transaction Agreements.

3.32 Anti-Bribery and Anti-Money Laundering Laws; Sanctions. Each of the Company, its Subsidiaries and, to the knowledge of the Company, any of their respective officers, directors, supervisors, managers, agents, or employees are and have at all times been in compliance with and its participation in the offering will not violate: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope, (B) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder, or (C) except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, any laws with respect to import and export control and economic sanctions, including the U.S. Export Administration Regulations, the U.S. International Traffic in Arms Regulations, and economic sanctions regulations and executive orders administered by the U.S. Department of the Treasury Office of Foreign Asset Control.

3.33 Cybersecurity. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, and are free and clear of all material Trojan horses, time bombs, malware and other malicious code. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls designed to maintain and protect the confidentiality, integrity, availability, privacy and security of all sensitive, confidential or regulated data (“Confidential Data”) used or maintained in connection with their businesses and Personal Data (defined below), and the integrity, availability continuous operation, redundancy and security of all IT Systems. “Personal Data” means the following data used in connection with the Company’s and its Subsidiaries’ businesses and in their possession or control: (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or other tax identification number, driver’s license number, passport number, credit card number or bank information; (ii) information that identifies or may reasonably be used to identify an individual; (iii) any information that would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (iv) any information that would qualify as “personal data,” “personal information” (or similar term) under the Privacy Laws. To the Company’s knowledge, there have been no breaches, outages or unauthorized uses of or accesses to the Company’s IT Systems, Confidential Data, or Personal Data that would require notification under Privacy Laws (as defined below).

3.34 Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable state, federal and foreign data privacy and security laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Process” or “Processing”) of Personal Data, including without limitation HIPAA, the EU General Data Protection Regulation (“GDPR”) (Regulation (EU) No. 2016/679), all other local, state, federal, national, supranational and foreign laws relating to the regulation of the Company or its Subsidiaries, and the regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof (collectively, the “Privacy Laws”). To ensure material compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take all appropriate steps necessary to ensure compliance in all material respects with their policies and procedures relating to data privacy and security, and the Processing of Personal Data and Confidential Data (the “Privacy Statements”). The Company and its Subsidiaries have, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, at all times since inception provided accurate notice of its Privacy Statements then in effect to its customers, employees, third party vendors and representatives. None of such disclosures made or contained in any Privacy Statements have been materially inaccurate, misleading, incomplete, or in material violation of any Privacy Laws.

3.35 Transactions with Affiliates and Employees. No relationship, direct or indirect, exists between or among the Company or any Subsidiary, on the one hand, and any director, officer, stockholder, customer or supplier of the Company, on the other hand, that is required to be described in the 2025 SEC Reports that is not so described or will not be so described in accordance with the Exchange Act.

4. Representations and Warranties of Each Investor. Each Investor, severally for itself and not jointly with any other Investor, represents and warrants to the Company and the Placement Agents that the statements contained in this Section 4 are true and correct as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date):

4.1 Organization. Such Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.

4.2 Authorization. Such Investor has all requisite corporate or similar power and authority to enter into this Agreement and the other Transaction Agreements to which it will be a party and to carry out and perform its obligations hereunder and thereunder. All corporate, member or partnership action on the part of such Investor or its stockholders, members or partners necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Agreements to which it will be a party and the consummation of the other transactions contemplated herein has been taken. The signature of the Investor on this Agreement is genuine and the signatory to this Agreement, if the Investor is an individual, has the legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same on behalf of the Investor. Assuming this Agreement constitutes the legal and binding agreement of the Company, this Agreement constitutes a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its respective terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and/or similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3 No Conflicts. The execution, delivery and performance of the Transaction Agreements by such Investor, the purchase of the Securities in accordance with their terms and the consummation by such Investor of the other transactions contemplated hereby will not conflict with or result in any violation of, breach or default by such Investor (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of the organizational documents of such Investor, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable or (ii) any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulations, applicable to such Investor or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to materially delay or materially hinder the ability of such Investor to perform its obligations under the Transaction Agreements.

4.4 Residency. Such Investor’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below such Investor’s name on Exhibit A, except as otherwise communicated by such Investor to the Company.

4.5 Brokers and Finders. Such Investor has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

4.6 Investment Representations and Warranties. Each Investor hereby represents and warrants that, it (i) as of the date hereof is, if an entity, a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act; or (ii) if an individual, is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the Securities Act and has such knowledge and experience in financial and business matters as to be able to protect its own interests in connection with an investment in the Securities. Each Investor further represents and warrants that (x) it is capable of evaluating the merits and risk of such investment, and (y) that it has not been organized for the purpose of acquiring the Securities and is an “institutional account” as defined by FINRA Rule 4512(c). Such Investor understands and agrees that the offering and sale of the Securities has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of such Investor’s representations as expressed herein.

4.7 Intent. Each Investor is purchasing the Securities solely for investment purposes, for such Investor’s own account and not for the account of others, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Notwithstanding the foregoing, if such Investor is purchasing the Securities as a fiduciary or agent for one or more investor accounts, such Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account. Each Investor has no present arrangement to sell the Securities to or through any person or entity. Each Investor understands that the Securities must be held indefinitely unless such Securities are resold pursuant to a registration statement under the Securities Act or an exemption from registration is available. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time.

4.8 Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks. Each Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has knowledge and experience in finance, securities, taxation, investments and other business matters as to be capable of evaluating the merits and risks of investments of the kind described in this Agreement and contemplated hereby, and the Investor has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as such Investor has considered necessary to make an informed investment decision.

Each Investor acknowledges that such Investor (i) is a sophisticated investor, experienced in investing in private placements of equity securities and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Securities. Each Investor acknowledges that such Investor is aware that there are substantial risks incident to the purchase and ownership of the Securities, including those set forth in the Company’s filings with the SEC. Alone, or together with any professional advisor(s), such Investor has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for the Investor. Each Investor is, at this time and in the foreseeable future, able to afford the loss of such Investor’s entire investment in the Securities and such Investor acknowledges specifically that a possibility of total loss exists.

4.9 Independent Investment Decision. Such Investor understands that nothing in the Transaction Agreements or any other materials presented by or on behalf of the Company to such Investor in connection with the purchase of the Securities constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in their sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

4.10 Securities Not Registered; Legends. Such Investor acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and such Investor understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by such Investor unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. Such Investor understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company which are outside of such Investor’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. Such Investor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Securities. Such Investor acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

Each Investor understands that any certificates or book entry notations evidencing the Securities may bear one or more legends in substantially the following form and substance:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION). NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

In addition, the Securities may contain a legend regarding affiliate status of the Investor, if applicable.

4.11 Placement Agents. Each Investor hereby acknowledges and agrees that (a) each Placement Agent is acting solely as placement agent in connection with the execution, delivery and performance of the Transaction Agreements and the issuance of the Securities to the Investor and neither any Placement Agent nor any of its affiliates have acted as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary or financial advisor for such Investor, the Company or any other person or entity in connection with the execution, delivery and performance of the Transaction Agreements and the issuance and purchase of the Securities, (b) no Placement Agent has made and does not make any representation or warranty, whether express or implied, of any kind or character, or has not provided any advice or recommendation in connection with the execution, delivery and performance of the Transaction Agreements or with respect to the Securities, nor is such information or advice necessary or desired, (c) no Placement Agent will have any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the execution, delivery and performance of the Transaction Agreements, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company, and (d) no Placement Agent will have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such Investor, the Company or any other person or entity), whether in contract, tort or otherwise, to such Investor, or to any person claiming through it, in respect of the execution, delivery and performance of the Transaction Agreements, except in each case for such party’s own gross negligence, willful misconduct or bad faith. No disclosure or offering document has been prepared by any Placement Agent or any of its affiliates in connection with the offer and sale of the Securities. Neither the Placement Agents nor any of their respective affiliates have made or make any representation as to the quality or value of the Securities and the Placement Agents and any their respective affiliates may have acquired non-public information with respect to the Company which the Investor agrees need not be provided to it.

4.12 No General Solicitation. Each Investor acknowledges and agrees that the Investor is purchasing the Securities directly from the Company. Such Investor became aware of this offering of the Securities solely by means of direct contact from the Placement Agents or directly from the Company as a result of a pre-existing, substantive relationship with the Company or the Placement Agents, and/or their respective advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons. The Securities were offered to such Investor solely by direct contact between such Investor and the Company, the Placement Agents and/or their respective representatives. Such Investor did not become aware of this offering of the Securities, nor were the Securities offered to such Investor, by any other means, and none of the Company, the Placement Agents and/or their respective representatives acted as investment advisor, broker or dealer to such Investor. Such Investor is not purchasing the Securities as a result of any general or public solicitation or general advertising, or publicly disseminated advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement, including any of the methods described in Section 502(c) of Regulation D under the Securities Act.

4.13 Access to Information. In making its decision to purchase the Securities, each Investor has relied solely upon independent investigation made by such Investor, upon the 2025 SEC Reports and upon the representations, warranties and covenants set forth herein. Such Investor acknowledges and agrees that such Investor has received such information as such Investor deems necessary in order to make an investment decision with respect to the Securities, including, with respect to the Company. Without limiting the generality of the foregoing, each Investor acknowledges that copies of the 2025 SEC Reports are available on EDGAR at www.sec.gov. Each Investor acknowledges and agrees that such Investor and such Investor’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities as such Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities and that such Investor has independently made its own analysis and decision to invest in the Company. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

4.14 Certain Trading Activities. Other than consummating the transaction contemplated hereby, the Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Investor was first contacted by the Company or any other Person regarding the transaction contemplated hereby and ending immediately prior to the date hereof. Notwithstanding the foregoing, (i) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of the assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement and (ii) in the case of an Investor whose investment adviser utilized an information barrier with respect to the information regarding the transactions contemplated hereunder after first being contacted by the Company or such other Person representing the Company, the representation set forth above shall only apply after the point in time when the portfolio manager who manages such Investor’s assets was informed of the information regarding the transactions contemplated hereunder and, with respect to the Investor’s investment adviser, the representation set forth above shall only apply with respect to any purchases or sales, including Short Sales, of the securities of the Company on behalf of other funds or investment vehicles for which the Investor’s investment adviser is also an investment adviser or subadviser after the point in time when the portfolio manager who manages the assets of such other funds or investment vehicles for which the Investor’s investment adviser is also an investment adviser or sub-adviser was informed of the information regarding the transactions contemplated hereunder. Other than to other Persons party to this Agreement and to its advisors and agents who had a need to know such information, such Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

5. Covenants.

5.1 Further Assurances. Prior to the Closing, each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of this Agreement, subject to the terms and conditions hereof and compliance with applicable law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other parties hereto in complying with the terms hereof. Each Investor acknowledges that the Company and the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to the Closing, the Investor agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 4 of this Agreement are no longer accurate and the Company agrees to promptly notify each Investor if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 3 of this Agreement are no longer accurate.

5.2 Listing. The Company shall use commercially reasonable efforts to maintain the listing and trading of its Common Stock on the Nasdaq Global Market and, in accordance therewith, will use reasonable best efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the rules and regulations of Nasdaq. The Company agrees to use commercially reasonable efforts to maintain the eligibility of the Common Stock for electronic transfer through an established clearing corporation, including, without limitation, by timely payment of fees to such clearing corporation in connection with such electronic transfer.

5.3 Disclosure of Transactions.

(a) The Company shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date hereof (provided that, if this Agreement is executed between midnight and 9:00 a.m., New York City time on a Business Day, no later than 9:01 a.m., New York City time, on the date hereof), issue a press release and/or file with the SEC a Current Report on Form 8-K (including all exhibits thereto, the “Disclosure Document” and the actual filing of such press release and/or Current Report on Form 8-K, the “Disclosure Time”) disclosing (i) all material terms of the transactions contemplated hereby and by the other Transaction Agreements, and (ii) all material non-public information concerning the Company disclosed to the Investors. Following the Disclosure Time, no Investor shall be in possession of any material non-public information received from the Company, its subsidiaries or any of their respective officers, directors, employees or agents (including the Placement Agents). In addition, unless it has already done so by filing the Disclosure Document, on or before the fourth (4th) Business Day following the date of this Agreement, the Company shall file with the SEC a Current Report on Form 8-K disclosing all material terms of the transactions contemplated by this Agreement. The Company understands and confirms that the Investors will rely on the foregoing representation in effecting securities transactions. Notwithstanding anything in this Agreement to the contrary, the Company shall not disclose the name of any Investor or any of its affiliates or advisers, or include the name of any Investor or any of its affiliates or advisers in any press release, public announcement or filing with the SEC (other than any registration statement contemplated by the Registration Rights Agreement, which shall be subject to review of the Investors in accordance with the terms of the Registration Rights Agreement) or any regulatory agency, without the prior written consent of such Investor, except (i) as required by the federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Agreements with the SEC or pursuant to other routine proceedings of regulatory authorities, or (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of the Nasdaq Global Market, provided that the Company shall use commercially reasonable efforts to provide the Investors with prior written notice of and a reasonable opportunity to review such disclosure permitted under foregoing clauses (i) and (ii).

5.4 Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any National Exchange such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

5.5 Removal of Legends.

(a) In connection with any sale, assignment, transfer or other disposition of the Initial Shares or any other Shares by an Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, if requested by the Investor by notice to the Company, the Company shall request the Transfer Agent to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends as soon as reasonably practicable following any such request therefor from such Investor, provided that the Company has timely received from the Investor a completed Investor representation letter in substantially the form attached hereto as Exhibit D and such other customary representations as may be reasonably required, in accordance with applicable law, in connection therewith. The Company shall be responsible for the fees of its Transfer Agent and its legal counsel associated with such legend removal.

(b) Subject to receipt from the Investor by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, upon the earliest of such time as the Initial Shares or any other Shares (i) have been registered under the Securities Act pursuant to an effective registration statement, (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor provision), the Company shall, in accordance with the provisions of this Section 5.5(b) and as soon as reasonably practicable following any request therefor from an Investor accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares, and (B) cause its counsel to promptly deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement. The Company shall be responsible for the fees of its Transfer Agent and its legal counsel associated with such legend removal.

5.6 Withholding Taxes. Each Investor agrees to furnish the Company with any information, representations and forms as shall reasonably be requested by the Company from time to time to assist the Company in complying with any applicable tax law (including any withholding obligations).

5.7 Fees and Taxes. The Company shall be solely responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by an Investor) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Placement Agents.

5.8 No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Agreements.

5.9 Reporting Status. The Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

5.10 Indemnification.

(a) The Company agrees to indemnify and hold harmless each Investor and its Affiliates, and their respective directors, officers, trustees, members, stockholders, partners, managers, employees, investment advisers and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) each Person who controls such Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (collectively, the “Indemnified Persons”), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Indemnified Person may become subject (i) as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Agreements or (ii) as a result of or arising out of any action, claim or proceeding, pending or threatened, against an Indemnified Person in any capacity by any stockholder of the Company (whether directly or in a derivative capacity) who is not an Affiliate of the Indemnified Person with respect to the transactions contemplated by the Transaction Agreements, and in each case will reimburse any such Indemnified Person for all such amounts as they are incurred by such Indemnified Person.

(b) Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the indemnified party in respect of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, the indemnified party. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

5.11 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Pre-Funded Warrant Shares that are issuable upon the exercise of the Pre-Funded Warrants, if any.

6. Conditions of Closing.

6.1 Conditions to the Obligation of the Investors. The several obligations of each Investor to consummate the transactions to be consummated at the Closing, and to purchase and pay for the Securities being purchased by it at the Closing pursuant to this Agreement, are subject to the satisfaction or waiver in writing of the following conditions precedent:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all respects as of the date hereof except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all respects as of such earlier date, and the representations and warranties of the Company contained herein shall be true and correct in all material respects as of the Closing Date, as though made on and as of such date, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects and except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects.

(b) Performance. The Company shall have performed in all material respects the obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

(c) No Injunction. The purchase of and payment for the Securities by each Investor shall not be prohibited or enjoined by any law or governmental or court order or regulation and no such prohibition shall have been threatened in writing.

(d) Consents. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Securities, all of which shall be in full force and effect.

(e) Transfer Agent. The Company shall have furnished all required materials to the Transfer Agent to reflect the issuance of the Initial Shares at the Closing.

(f) Adverse Changes. Since the date hereof, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(g) Opinion of Company Counsel. The Company shall have delivered to the Investors and the Placement Agents the opinion of Davis Polk & Wardwell LLP, dated as of the Closing Date, in customary form and substance to be reasonably agreed upon with the Placement Agents and the Investors and addressing such legal matters as the Placement Agents, the Investors and the Company reasonably agree.

(h) Compliance Certificate. An authorized officer of the Company shall have delivered to the Investors at the Closing Date a certificate certifying that the conditions specified in Sections 6.1(a) (Representations and Warranties), 6.1(b) (Performance), 6.1(c) (No Injunction), 6.1(d) (Consents), 6.1(e) (Transfer Agent), 6.1(f) (Adverse Changes), and 6.1(k) (Listing Requirements) of this Agreement have been fulfilled.

(i) Secretary’s Certificate. The Secretary of the Company shall have delivered to the Investors at the Closing Date a certificate in form and substance reasonably acceptable to the Investors certifying (i) the Amended and Restated Certificate of Incorporation; (ii) the Amended and Restated Bylaws; and (iii) resolutions of the Company’s Board of Directors (or an authorized committee thereof) approving this Agreement, the other Transaction Agreements, the transactions contemplated by this Agreement and the issuance of the Securities and the Pre-Funded Warrant Shares.

(j) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”) to the Investors.

(k) No Stop Orders; Listing. No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock. The Common Stock shall be listed on the National Exchange and shall not have been suspended, as of the Closing Date, by the SEC or the National Exchange from trading thereon nor shall suspension by the SEC or the National Exchange have been threatened, as of the Closing Date, in writing by the SEC or the National Exchange. The Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Shares and Nasdaq shall have raised no objection to such notice and the transactions contemplated hereby.

(l) Wire Instructions. The Company shall have provided wire instructions to the Investors at least one Business Day prior to the Closing.

6.2 Conditions to the Obligation of the Company. The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and sell to each Investor the Securities to be purchased by it at the Closing pursuant to this Agreement, is subject to the satisfaction or waiver in writing of the following conditions precedent:

(a) Representations and Warranties. The representations and warranties of each Investor in Section 4 hereto shall be true and correct on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations, warranties, covenants and agreements of the Investor contained in this Agreement as of the Closing Date.

(b) Performance. Each Investor shall have performed or complied with in all material respects all obligations and conditions herein required to be performed or observed by such Investor on or prior to the Closing Date.

(c) Injunction. The purchase of and payment for the Securities by each Investor shall not be prohibited or enjoined by any law or governmental or court order or regulation.

(d) Registration Rights Agreement. Each Investor shall have executed and delivered the Registration Rights Agreement to the Company in the form attached as Exhibit C.

(e) Payment. Except as may be agreed to among the Company and one or more Investors in accordance with Section 2.2, the Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Securities being purchased by each Investor at the Closing as set forth in Exhibit A.

7. Termination.

7.1 Termination. The obligations of the Company, on the one hand, and each Investor, on the other hand, to effect the Closing shall terminate as follows:

(i) Upon the mutual written consent of the Company and the Investor Majority prior to the Closing;

(ii) By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii) By an Investor, solely as to itself, if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by such Investor; or

(iv) By either the Company or an Investor if the Closing has not occurred on or prior to the fifth Business Day following the date of this Agreement;

provided, however, that, except in the case of clauses (ii) and (iii) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in the Transaction Agreements if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

7.2 Notice. In the event of termination pursuant to Section 7.1, written notice thereof shall be given to each other Investor. Nothing in this Section 7 shall be deemed to release any party from any liability for any breach by such party of the other terms and provisions of the Transaction Agreements or to impair the right of any party to compel specific performance by any other party of its other obligations under the Transaction Agreements.

8. Miscellaneous Provisions.

8.1 Public Statements or Releases. Except as set forth in Section 5.3 or as required in order to satisfy its obligations required by applicable law or regulation, neither the Company nor any Investor shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior consent of the other party (which consent shall not be unreasonably withheld) other than filings pursuant to Section 13 and/or Section 16 of the Exchange Act, which, for avoidance of doubt, shall not require the Company’s consent; provided that, the Company shall not publicly disclose the name of any Investor or any affiliate or investment adviser of any Investor without such Investor’s consent.

8.2 Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. All matters to be agreed to by any party hereto must be agreed to in writing by such party unless otherwise indicated herein. References to agreements, policies, standards, guidelines or instruments, or to statutes or regulations, are to such agreements, policies, standards, guidelines or instruments, or statutes or regulations, as amended or supplemented from time to time (or to successors thereto).

8.3 Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, provided no rejection or undeliverable notice is received, (c) three (3) days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:

(a) If to the Company, addressed as follows:

Oruka Therapeutics, Inc.
855 Oak Grove Ave., Suite 100
Menlo Park, CA 94025
Attention: Paul Quinlan, General Counsel
Email:

with a copy (which shall not constitute notice):

Davis Polk & Wardwell LLP
900 Middlefield Road
Redwood City, CA 94063
Attention: Alan Denenberg, Beth LeBow
Email:

(b) If to any Investor, at its address set forth on Exhibit A or to such e-mail address, or address as subsequently modified by written notice given in accordance with this Section 8.3.

Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

8.4 [Reserved].

8.5 Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

8.6 Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction, except to the extent that mandatory principles of Delaware law may apply.

(b) The Company and each of the Investors hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the general jurisdiction of the any state court or United States Federal court sitting in the City of Wilmington in the State of Delaware;

(ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 8.3 or at such other address of which the other party shall have been notified pursuant thereto;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

(v) agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(vi) agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and

(vii) irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.

8.7 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

8.8 Expenses. Except as expressly set forth in the Transaction Agreements to the contrary, each party shall pay its own out-of-pocket fees and expenses, including the fees and expenses of attorneys, accountants and consultants employed by such party, incurred in connection with the proposed investment in the Securities and the consummation of the transactions contemplated thereby; provided, however, that the Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), Transfer Taxes, stamp taxes and other taxes (other than income taxes) and duties levied in connection with the delivery of any Securities to the Investors.

8.9 Assignment. None of the parties may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of (x) the Company, in the case of an Investor, and (y) the Investors, in the case of the Company, provided that an Investor may, without the prior consent of the Company, assign its rights to purchase the Securities hereunder to any of its affiliates or to any other investment funds or accounts managed or advised by the investment manager who acts on behalf of such Investor (provided each such assignee agrees to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 4 hereof). In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement.

8.10 Confidential Information.

(a) Each Investor covenants that until such time as the transactions contemplated by this Agreement and any material non-public information provided to such Investor are publicly disclosed by the Company or the earlier termination of this Agreement, such Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), other than to such Investor’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law.

(b) Prior to the Closing, the Company may request from the Investors such reasonable and customary additional information as the Company may deem necessary to evaluate the eligibility of the Investor to acquire the Securities, and the Investor shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that the Company agrees to keep any such information provided by the Investor confidential, except (i) as required by the federal securities laws, rules or regulations and (ii) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the regulations of Nasdaq. The Investor acknowledges that the Company may file a copy of this Agreement and the Registration Rights Agreement with the SEC as exhibits to a periodic report or a registration statement of the Company.

8.11 Reliance by and Exculpation of Placement Agents.

(a) Each Investor agrees for the express benefit of the Placement Agents and their respective affiliates and representatives that (i) the Placement Agents and their respective affiliates and representatives have not made, and will not make any representations or warranties with respect to the Company or the offer and sale of the Securities, and such Investor will not rely on any statements made by any Placement Agent, orally or in writing, to the contrary, (ii) such Investor will be responsible for conducting its own due diligence investigation with respect to the Company and the offer and sale of the Securities, (iii) such Investor will be purchasing Securities based on the results of its own due diligence investigation of the Company and the Placement Agents and each of their respective directors, officers, employees, representatives, and controlling persons have made no independent investigation with respect to the Company, the Securities, or the accuracy, completeness, or adequacy of any information supplied to the Investor by the Company, (iv) such Investor has negotiated the offer and sale of the Securities directly with the Company, and the Placement Agents will not be responsible for the ultimate success of any such investment and (v) the decision to invest in the Company will involve a significant degree of risk, including a risk of total loss of such investment. This Section 8.11 shall survive any termination of this Agreement.

(b) The Company agrees and acknowledges that the Placement Agents may rely on its representations, warranties, agreements and covenants contained in this Agreement and each Investor agrees that the Placement Agents may rely on such Investor’s representations and warranties contained in this Agreement as if such representations and warranties, as applicable, were made directly to the Placement Agents.

(c) Neither the Placement Agents nor any of their respective affiliates or representatives (1) shall be liable for any improper payment made in accordance with the information provided by the Company; (2) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to the Transaction Agreements or in connection with any of the transactions contemplated therein; or (3) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by the Transaction Agreements or (y) for anything which any of them may do or refrain from doing in connection with the Transaction Agreements, except in each case for such party’s own gross negligence or willful misconduct.

(d) The Company agrees that the Placement Agents and their respective affiliates and representatives shall be entitled to (1) rely on, and shall be protected in acting upon, any certificate, instrument, notice, letter or any other document or security delivered to any of them by or on behalf of the Company, and (2) be indemnified by the Company for acting as the Placement Agents hereunder pursuant to the indemnification provisions set forth in the applicable letter agreement between the Company and the Placement Agents.

8.12 Third Parties. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third party beneficiary with respect to this Agreement or the transactions contemplated hereby, except as expressly set forth in this Agreement. Notwithstanding the foregoing, each Placement Agent is an intended third-party beneficiary of the representations and warranties of the Company set forth in Section 3, the representations and warranties of each Investor set forth in Section 4, Section 6.1(g) and Section 8.11 of this Agreement and the Indemnified Persons are intended third-party beneficiaries of Section 5.10.

8.13 Independent Nature of Investors’ Obligations and Right. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance obligations of any other Investor under this Agreement. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as, and the Company acknowledges that the Investors do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement. The Company acknowledges and each Investor confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Investor also acknowledges that Davis Polk & Wardwell LLP has not rendered legal advice to such Investor. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company has elected to provide all Investors with the same terms and Transaction Agreements for the convenience of the Company and not because it was required or requested to do so by any Investor.

8.14 Headings. The titles, subtitles and headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

8.15 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.

8.16 Entire Agreement; Amendments. This Agreement and the other Transaction Agreements (including all schedules and exhibits hereto and thereto) constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No amendment, modification, alteration, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Investor Majority, provided that prior to the Closing the consent of all Investors shall be required. Notwithstanding the foregoing, (i) this Agreement may not be amended with respect to any Investor without the written consent of such Investor unless such amendment applies to all Investors in the same fashion and (ii) any amendment to Section 5.5 or Section 5.10 shall require the consent of each Investor. The Company, on the one hand, and each Investor, on the other hand, may by an instrument signed in writing by such parties waive the performance, compliance or satisfaction by such Investor or the Company, respectively, with any term or provision hereof or any condition hereto to be performed, complied with or satisfied by such Investor or the Company, respectively.

8.17 Survival. The covenants, representations and warranties made by each party hereto contained in this Agreement shall survive the Closing and the delivery of the Securities in accordance with their respective terms. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

8.18 Mutual Drafting. This Agreement is the joint product of each Investor and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

8.19 Arm’s Length Negotiations. For the avoidance of doubt, the parties acknowledge and confirm that the terms and conditions of the Securities were determined as a result of arm’s-length negotiations.

8.20 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

Oruka Therapeutics, Inc.

By:	/s/ Lawrence Klein
	Name:	Lawrence Klein
	Title:	CEO

[Investor Signature Pages Follow]

EXHIBIT A

INVESTORS

A-1

EXHIBIT B

FORM OF PRE-FUNDED WARRANT

[FILED SEPARATELY]

B-1

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT

[FILED SEPARATELY]

C-1

EXHIBIT D

Investor Representation Letter

D-1

Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of September 17, 2025, is entered into by and among Oruka Therapeutics Inc., a Delaware corporation (the “Company”), and the several investors signatory hereto (individually as an “Investor” and collectively together with their respective permitted assigns, the “Investors”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement by and among the parties hereto, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”).

WHEREAS:

A. Upon the terms and subject to the conditions of the Purchase Agreement, the Company has agreed to issue to the Investors, and the Investors have agreed to purchase, severally and not jointly, an aggregate of up to $180,000,000 of (x) shares (the “Initial Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and/or (y) pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock, in each case, pursuant to the Purchase Agreement. The Initial Shares, and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants are collectively referred to herein as the “Shares.”

B. To induce the Investors to enter into the Purchase Agreement, the Company has agreed to provide certain registration rights under the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

1.	DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Filing Deadline” means, with respect to the Initial Registration Statement required hereunder, no later than October 15, 2025 and, with respect to any New Registration Statements or other Registration Statement filed hereunder, the 30th calendar day following the later of the (i) date on which the Company is permitted by SEC Guidance to file such New Registration Statement related to the Registrable Securities and (ii) date on which the Company becomes aware of the necessity of filing such New Registration Statement related to the Registrable Securities.

(b) “Person” means any individual or entity including but not limited to any corporation, limited liability company, association, partnership, organization, business, individual, governmental or political subdivision thereof or a governmental agency.

(c) “Register,” “Registered,” and “Registration” refer to a registration effected by preparing and filing one or more registration statements of the Company in compliance with the Securities Act and providing for offering securities on a continuous basis, and the declaration or ordering of effectiveness of such registration statement(s) by the U.S. Securities and Exchange Commission (the “SEC”).

(d) “Registrable Securities” means the Shares and any Common Stock issued or issuable with respect to the Shares as a result of any stock split or subdivision, stock dividend, recapitalization, exchange or similar event. Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) upon the earliest to occur of (i) the date on which the Investors shall have resold all the Registrable Securities covered by the Registration Statement, (ii) the date on which such Registrable Securities have been previously sold in accordance with Rule 144, (iii) the date on which such securities become eligible for resale without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, and (iv) five (5) years after the date of this Agreement.

(e) “Registration Expenses” means all registration and filing fee expenses incurred by the Company in effecting any registration pursuant to this Agreement, including (i) all registration, qualification, and filing fees, printing expenses, and any other fees and expenses associated with filings required to be made with the SEC, FINRA or any other regulatory authority, (ii) all fees and expenses in connection with compliance with or clearing the Registrable Securities for sale under any securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses, and (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance); provided that in no event shall the Company be responsible for any underwriting, broker or similar fees or commissions of any Investor or, except to the extent provided for in the Purchase Agreement, any legal fees or other costs of the Investors.

(f) “Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the Securities Act, that Registers Registrable Securities, including the related prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement as may be necessary to comply with applicable securities laws. “Registration Statement” shall also include a New Registration Statement, as amended when each became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a prospectus subsequently filed with the SEC.

(g) “SEC Guidance” means (i) any publicly-available written or oral guidance of the SEC staff, or any comments, requirements or requests of the SEC staff (whether or not publicly-available); provided, that any such oral guidance, comments, requirements or requests are reduced to writing by the SEC (and shared with the Investors if not publicly-available) and (ii) the Securities Act and the rules and regulations promulgated thereunder.

(h) “Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all similar fees and commissions relating to the Investors’ disposition of the Registrable Securities.

2.	REGISTRATION.

(a) Mandatory Registration. The Company shall, as promptly as reasonably practicable and in any event no later than the Filing Deadline, prepare and file with the SEC an initial Registration Statement (the “Initial Registration Statement”) covering the resale of all Registrable Securities. Before filing the Registration Statement, the Company shall furnish to the Investors a copy of the Registration Statement. The Investors and their respective counsel shall have at least three (3) Business Days prior to the anticipated filing date of a Registration Statement to review and comment upon such Registration Statement and any amendment or supplement to such Registration Statement and any related prospectus (including any documents incorporated by reference therein), prior to its filing with the SEC. Such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. The Company shall (a) consider in good faith any comments as the Investor or its counsel reasonably proposed by the Investor to such document prior to being so filed with the SEC, and (b) not file any Registration Statement or related prospectus or any amendment or supplement thereto containing information regarding the Investor to which the Investor reasonably believes contains untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such information is required (in the opinion of the Company) to comply with any applicable law or regulation or SEC Guidance. The Investors shall furnish all information reasonably requested by the Company and as shall be reasonably required in connection with any registration referred to in this Agreement.

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(b) Effectiveness. The Company shall use its commercially reasonable efforts to have the Initial Registration Statement and any amendment declared effective by the SEC at the earliest possible date but no later than the earlier of the ninetieth (90th) calendar day following the initial filing date of the Initial Registration Statement if the SEC notifies the Company that it will “review” the Initial Registration Statement and (b) the fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Initial Registration Statement will not be “reviewed” or will not be subject to further review (the “Effectiveness Deadline”). The Company shall notify the Investor by e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after the Registration Statement is declared effective or is supplemented and shall provide the Investor with copies of any related prospectus to be used in connection with the sale or other disposition of the securities covered thereby. The Company shall use commercially reasonable efforts to keep the Initial Registration Statement continuously effective pursuant to Rule 415 promulgated under the Securities Act and available for the resale by the Investors of all of the Registrable Securities covered thereby at all times until the earliest to occur of the following events: (i) the date on which the Investors shall have resold all the Registrable Securities covered thereby; (ii) the date on which the Registrable Securities may be resold by the Investors without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect and (iii) five (5) years after the date of this Agreement (the “Registration Period”). The Initial Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(c) Sufficient Number of Shares Registered. In the event the number of shares available under the Initial Registration Statement at any time is insufficient to cover the Registrable Securities, the Company shall, to the extent necessary and permissible, amend the Initial Registration Statement or file a new registration statement (together with any prospectuses or prospectus supplements thereunder, a “New Registration Statement”), so as to cover all of such Registrable Securities as soon as reasonably practicable but in any event by the applicable Filing Deadline. The Company shall use its commercially reasonable efforts to have such amendment and/or New Registration Statement become effective as soon as reasonably practicable following the filing thereof but no later than the earlier of the seventy-fifth (75th) calendar day following the initial filing date of the New Registration Statement if the SEC notifies the Company that it will “review” the New Registration Statement and (b) the fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the New Registration Statement will not be “reviewed” or will not be subject to further review (the earlier of such dates, the “New Registration Effectiveness Deadline”). The provisions of Sections 2(a) and 2(b) shall apply to the New Registration Statement, except as modified hereby.

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(d) Allowable Delays. On no more than two occasions in any twelve (12)-month period for not more than thirty (30) consecutive days or for a total of not more than sixty (60) days (which need not be consecutive calendar days), the Company may delay the effectiveness of the Initial Registration Statement or any other Registration Statement, or suspend the use of any prospectus included in any Registration Statement, in the event that the Board of Directors reasonably determines, in good faith and upon advice of legal counsel, that such delay or suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, including in connection with the negotiation or consummation of a material transaction by the Company that is pending, that would require additional disclosure by the Company in the Registration Statement of material non-public information that the Company has a bona fide business purpose for preserving as confidential and the non-disclosure of which would be expected, in the reasonable determination of the Board of Directors, upon advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements, or (B) amend or supplement the affected Registration Statement or the related prospectus so that such Registration Statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (a) notify each Investor in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of an Investor) disclose to such Investor any material non-public information giving rise to an Allowed Delay, (b) advise the Investors in writing to cease all sales under the applicable Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable. Each Investor may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Investor not receive notices from the Company otherwise required by this Section 2; provided, however, that such Investor may later revoke any such Opt-Out Notice in writing, which shall be effective five (5) Business Days after the receipt thereof. Following receipt of an Opt-Out Notice from an Investor (unless subsequently revoked), the Company shall not deliver any notices pursuant to this Section 2(e) to such Investor and such Investor shall no longer be entitled to the rights associated with any such notice.

(e) Rule 415; Cutback. If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in any Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act (provided, however, the Company shall be obligated to use commercially reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities) or requires any Investor to be named as an “underwriter,” the Company shall (i) promptly notify each holder of Registrable Securities thereof and (ii) make commercially reasonable efforts to persuade the SEC that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Investors is an “underwriter.” Each Investor shall have the right to have its legal counsel, at such Investor’s expense, to review and oversee any registration or matters pursuant to this Section 2(e), including to comment on any written submission made to the SEC with respect thereto. In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 2(e), the SEC refuses to alter its position, the Company shall (i) remove from such Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not name any Investor as an “underwriter” in such Registration Statement without the prior written consent of such Investor (provided that, in the event an Investor withholds such consent, the Company shall have no obligation hereunder to include any Registrable Securities of such Investor in any Registration Statement covering the resale thereof until such time as the SEC no longer requires such Investor to be named as an “underwriter” in such Registration Statement or such Investor otherwise consents in writing to being so named). Any cut-back imposed on the Investors pursuant to this Section 2(e) shall be allocated among the Investors on a pro rata basis and shall be applied first to any of the Registrable Securities of an Investor that the SEC has indicated cannot be included or must be limited in the number of Registrable Securities that can be included, and thereafter to all other Investors as such Investor shall designate, unless the SEC Restrictions otherwise require or provides otherwise, or the Investors otherwise agree.

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(f) Each Registration Statement filed hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another form in accordance with the provisions of Section 2(f))). If Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

3.	RELATED COMPANY OBLIGATIONS.

With respect to the Registration Statement and whenever any Registrable Securities are to be Registered pursuant to Section 2, including on the Initial Registration Statement or on any New Registration Statement, the Company shall use its commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

(a) Notifications. The Company will promptly notify the Investors of the time when any subsequent amendment to the Initial Registration Statement or any New Registration Statement, other than documents incorporated by reference, has been filed with the SEC and/or has become effective or where a receipt has been issued therefor or any subsequent supplement to a prospectus has been filed and of any request by the SEC for any amendment or supplement to the Registration Statement, any New Registration Statement or any prospectus or for additional information.

(b) Amendments. The Company will prepare and file with the SEC any amendments, post-effective amendments or supplements to the Initial Registration Statement, any New Registration Statement or any related prospectus, as applicable, that, (a) as may be necessary to keep such Registration Statement effective for the Registration Period and to comply with the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to the distribution of all of the Registrable Securities covered thereby, or (b) in the reasonable opinion of the Investors and the Company, as may be necessary or advisable in connection with any acquisition or sale of Registrable Securities by the Investors.

(c) Investor Review. The Company will not file any amendment or supplement to the Registration Statement, any New Registration Statement or any prospectus, other than documents incorporated by reference, relating to the Investors, the Registrable Securities or the transactions contemplated hereby unless (A) the Investors and their counsel shall have been advised and afforded the opportunity to review and comment thereon at least three (3) Business Days prior to filing with the SEC and (B) the Company shall have given good faith consideration to any comments thereon received from the Investors or their counsel.

(d) Copies Available. The Company will furnish to any Investor whose Registrable Securities are included in any Registration Statement and its counsel copies of the Initial Registration Statement, any prospectus thereunder (including all documents incorporated by reference therein), any prospectus supplement thereunder, any New Registration Statement and all amendments to the Initial Registration Statement or any New Registration Statement that are filed with the SEC during the Registration Period (including all documents filed with or furnished to the SEC during such period that are deemed to be incorporated by reference therein), each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion thereof which contains information for which the Company has sought confidential treatment) and such other documents as Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Investor that are covered by such Registration Statement, in each case as soon as reasonably practicable upon such Investor’s request and in such quantities as such Investor may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any document to the Investor to the extent such document is available on EDGAR.

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(e) Notification of Stop Orders; Material Changes. The Company shall use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order as soon as practicable. The Company shall advise the Investors promptly (but in no event later than 24 hours) and shall confirm such advice in writing, in each case: (i) of the Company’s receipt of notice of any request by the SEC or any other federal or state governmental authority for amendment of or a supplement to the Registration Statement or any prospectus or for any additional information, (ii) of the Company’s receipt of notice of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Initial Registration Statement or prohibiting or suspending the use of any prospectus or prospectus supplement, or any New Registration Statement, or of the Company’s receipt of any notification of the suspension of qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or contemplated initiation of any proceeding for such purpose, and (iii) of the Company becoming aware of the happening of any event, which makes any statement of a material fact made in any Registration Statement or any prospectus untrue or which requires the making of any additions to or changes to the statements then made in any Registration Statement or any prospectus in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, or of the necessity to amend any Registration Statement or any prospectus to comply with the Securities Act or any other law. The Company shall not be required to disclose to the Investors the substance of specific reasons of any of the events set forth in clauses (i) through (iii) of the immediately preceding sentence (each, a “Suspension Event”), but rather, shall only be required to disclose that the event has occurred. If at any time the SEC, or any other federal or state governmental authority shall issue any stop order suspending the effectiveness of any Registration Statement or prohibiting or suspending the use of any prospectus or prospectus supplement, the Company shall use its commercially reasonable efforts to obtain the withdrawal of such order at the earliest practicable time. The Company shall furnish to the Investors, without charge, a copy of any correspondence from the SEC or the staff of the SEC, or any other federal or state governmental authority to the Company or its representatives relating to the Initial Registration Statement, any New Registration Statement or any prospectus, or prospectus supplement as the case may be. In the event of a Suspension Event set forth in clause (iii) of the second sentence of this Section 3(e), the Company will use its commercially reasonable efforts to publicly disclose such event as soon as reasonably practicable, or otherwise resolve the matter such that sales under Registration Statements may resume.

(f) Confirmation of Effectiveness. If reasonably requested by an Investor at any time in respect of any Registration Statement, the Company shall deliver to such Investor a written confirmation (email being sufficient) from Company’s counsel of whether or not the effectiveness of such Registration Statement has lapsed at any time for any reason (including, without limitation, the issuance of a stop order) and whether or not such Registration Statement is currently effective and available to the Company for sale of Registrable Securities.

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(g) Listing. The Company shall use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on the Nasdaq Global Market.

(h) Compliance. The Company shall otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Investor in writing if, at any time during the Registration Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investor is required to deliver a prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder, and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 3(h), “Availability Date” means the forty-fifth (45th) day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the ninetieth (90th) day after the end of such fourth fiscal quarter).

(i) Blue-Sky. The Company shall use commercially reasonable efforts to register or qualify or cooperate with the Investor and their counsel in connection with the registration or qualification of such Registrable Securities for the offer and sale under the securities or blue sky laws of such jurisdictions reasonably requested by the Investor; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(i), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(i), or (iii) file a general consent to service of process in any such jurisdiction.

(j) Rule 144. With a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investors to sell shares of Common Stock to the public without registration, for so long as the Shares are outstanding, the Company covenants and agrees to use commercially reasonable efforts to: (i) make and keep adequate current public information available, as those terms are understood and defined in Rule 144, until the date as all of the Shares may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect, (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act, (iii) furnish electronically to each Investor upon request, as long as such Investor owns any Shares, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of or electronic access to the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Shares without registration, and (iv) provide any legal opinions.

(k) Cooperation. The Company shall cooperate with the holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates or uncertificated shares representing the Registrable Securities to be sold pursuant to such Registration Statement or Rule 144 free of any restrictive legends and representing such number of shares of Common Stock and registered in such names as the holders of the Registrable Securities may reasonably request in accordance with the provisions of the Purchase Agreement, and the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System.

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(l) Removal of Restrictive Legends. Without limiting Section 5.5 of the Purchase Agreement, the Company shall use commercially reasonable efforts to cause the Company’s transfer agent to remove any restrictive legend from any Registrable Securities, as promptly as practicable following effectiveness of the applicable Registration Statement, without any request for removal being required from any holder of Registrable Securities.

(m) Use of Prospectus, etc. Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Investors in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(e).

4.	OBLIGATIONS OF THE INVESTORS.

(a) Investor Information. Each Investor shall provide a completed Investor Questionnaire in the form attached hereto as Exhibit A or such other form of questionnaire or information required by the Company in connection with the registration of the Registrable Securities within three (3) Business Days of request by the Company and no later than the end of the third (3rd) Business Day following the date on which such Investor receives draft materials in accordance with Section 2(a).

(b) Suspension of Sales. Each Investor, severally and not jointly with any other Investor, agrees that, upon receipt of any notice from the Company of the existence of an Allowed Delay or Suspension Event, the Investor will promptly discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities until the Investor’s receipt of a notice from the Company confirming the resolution of such Allowed Delay or Suspension Event and that such dispositions may again be made, provided, for the avoidance of doubt, that the foregoing shall not limit the right of the Investor to sell or otherwise dispose of the Registrable Securities pursuant to Rule 144 or any other exemption from the registration requirements of the Securities Act or to settle a transaction pursuant to a Registration Statement as to which a contract for such sale was entered into prior to such Investor’s receipt of the notice from the Company of the existence of the Allowed Delay or Suspension Event. The Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with any sale of Registrable Securities pursuant to a Registration Statement with respect to which such Investor has entered into a contract for sale prior to such Investor’s receipt of the notice from the Company of the existence of the Allowed Delay or Suspension Event.

(c) Investor Cooperation. Each Investor, severally and not jointly with any other Investor, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any amendments and supplements to any Registration Statement or New Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

5.	EXPENSES OF REGISTRATION.

All Registration Expenses incurred in connection with registrations pursuant to this Agreement shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Investors shall be borne by the Investors pro rata on the basis of the number of Registrable Securities so registered.

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6.	INDEMNIFICATION.

(a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, each Person, if any, who controls each Investor, the members, the directors, officers, partners, employees, members, managers, agents, representatives and advisors of each Investor and each Person, if any, who controls each Investor within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, obligation, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges and costs (including, without limitation, court costs and costs of preparation, reasonable and documented attorneys’ fees, amounts paid in settlement (with the prior consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed) or reasonable and documented expenses (collectively, “Claims”)) reasonably incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency or body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus, or any amendment or supplement thereof, or (ii) any violation or alleged violation by the Company or any of its Subsidiaries of the Securities Act, Exchange Act or any other state securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered or any rule or regulation promulgated thereunder applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration of the Registrable Securities (the matters in the foregoing clauses (i) and (ii) being, collectively, “Violations”). The Company shall reimburse each Indemnified Person promptly as such expenses are incurred and are due and payable, for any reasonable out-of-pocket legal fees or other reasonable and documented expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (A) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by the Investors or such Indemnified Person specifically for use in such Registration Statement or prospectus and was reviewed and approved in writing by such Investor or such Indemnified Person expressly for use in connection with the preparation of any Registration Statement, any prospectus or any such amendment thereof or supplement thereto, if such in each case if the foregoing was timely made available by the Company; (B) with respect to any superseded prospectus, shall not inure to the benefit of any such Person from whom the Person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any other Indemnified Person) if the untrue statement or omission of material fact contained in the superseded prospectus was corrected in the revised prospectus, as then amended or supplemented, and the Indemnified Person was promptly advised in writing not to use the outdated, defective or incorrect prospectus prior to the use giving rise to a violation; (C) shall not be available to the extent such Claim is based on a failure of the Indemnified Person to deliver, or cause to be delivered, if required the prospectus to the Persons asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of Registrable Securities; and (D) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 8.

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(b) In connection with the Initial Registration Statement, any New Registration Statement or any prospectus, each Investor, severally and not jointly, agree to indemnify, hold harmless and defend, the Company, each of its directors, each of its officers who signed the Initial Registration Statement or signs any New Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Party”), against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with information about an Investor furnished in writing by such Investor to the Company expressly for use in connection with the preparation of the Registration Statement, any New Registration Statement, any prospectus or any such amendment thereof or supplement thereto. In no event shall the liability of an Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Investor in connection with any claim relating to this Section 6 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission) received by such Investor upon the sale of the Registrable Securities included in such Registration Statement giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by an Investor pursuant to Section 8.

(c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be, and upon such notice, the indemnifying party shall not be liable to the Indemnified Person or the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Person or the Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Person or Indemnified Party (together with all other Indemnified Persons and Indemnified Parties that may be represented without conflict by one counsel) shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the Indemnified Party or Indemnified Person in respect to or arising out of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, the Indemnified Party or Indemnified Person. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

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(d) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred. Any Person receiving a payment pursuant to this Section 6 which person is later determined to not be entitled to such payment shall return such payment (including reimbursement of expenses) to the person making it.

(e) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.	CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 7 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by such seller from the sale of such Registrable Securities giving rise to such contribution obligation.

8.	ASSIGNMENT OF REGISTRATION RIGHTS.

The Company shall not assign this Agreement or any rights or obligations hereunder (whether by operation of law or otherwise) without the prior written consent of the Investors holding a majority of the Registrable Securities then outstanding (measured together as a single class); provided, however, that in any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company is a party and in which the Registrable Securities are converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Investor in connection with such transaction unless such securities are otherwise freely tradable by the Investor after giving effect to such transaction, and the prior written consent of the Investors holding a majority of the Registrable Securities then outstanding shall not be required for such transaction. No Investor may assign its rights under this Agreement, other than to an affiliate of such Investor, without the prior written consent of the Company. The provisions of this Agreement shall be binding upon and inure to the benefit of the Investor and its successors and permitted assigns.

9.	AMENDMENTS AND WAIVERS.

The provisions of this Agreement, including the provisions of this sentence, may be amended, modified or supplemented, or waived only by a written instrument executed by (i) the Company and (ii) the holders of a majority of the then outstanding Registrable Securities (measured together as a single class), provided that (i) any party may give a waiver as to itself, (ii) any amendment, modification, supplement or waiver that disproportionately and adversely affects the rights and obligations of any Investor relative to the comparable rights and obligations of the other Investors shall require the prior written consent of such adversely affected Investor or each Investor, as applicable, and (iii) any amendments to Section 6 or to the definitions of “Filing Deadline,” Effectiveness Deadline,” or “Registration Period” shall require the written consent of each Investor. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of one or more Investors and that does not adversely directly or indirectly affect the rights of other Investors may be given by Investors holding a majority of the Registrable Securities to which such waiver or consent relates.

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10.	MISCELLANEOUS.

(a) Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, provided no rejection or undeliverable notice is received, (c) three (3) days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:

i. If to the Company, addressed as follows:

Oruka Therapeutics, Inc.
855 Oak Grove Ave., Suite 100
Menlo Park, CA 94025
Attention: Paul Quinlan, General Counsel
Email:

   with a copy (which shall not constitute notice):

Davis Polk & Wardwell LLP
900 Middlefield Road
Redwood City, CA 94063
Attention: Alan Denenberg, Beth LeBow
Email:

ii. If to any Investor, at its e-mail address or address set forth on Exhibit A to the Purchase Agreement or to such e-mail address, or address as subsequently modified by written notice given in accordance with this Section 10.

Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

(b) No Waiver. No failure or delay on the part of either party hereto in the exercise of any power, right or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other right, power or privilege.

(c) Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury. The provisions of Section 8.6 of the Purchase Agreement are incorporated by reference herein mutatis mutandis.

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(d) Integration. This Agreement and the other Transaction Agreements (including all schedules and exhibits hereto and thereto) constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral.

(e) Headings. The titles, subtitles and headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(f) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.

(g) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(h) Contract Interpretation. This Agreement is the joint product of each Investor and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

(i) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(j) Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

(k) Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, stockholder, general or limited partner or member of the Investors or of any affiliates or assignees thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, stockholder, general or limited partner or member of the Investors or of any affiliates or assignees thereof, as such for any obligation of the Investors under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(l) Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Investor shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunction or equitable relief as may be granted by a court of competent jurisdiction.

(m) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of date first written above.

COMPANY:

Oruka Therapeutics, Inc.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of date first written above.

INVESTOR:

[NAME]

By:
Name:
Title:

Address: [●]

Email: [●]

[Signature Page to Registration Rights Agreement]

Exhibit A

Investor Questionnaire

[Attached.]

Exhibit 99.1

Oruka Therapeutics Announces $180 Million Private Placement

MENLO PARK, Calif., Sept. 17, 2025 (GLOBE NEWSWIRE) -- Oruka Therapeutics, Inc. (“Oruka” or the “Company”) (Nasdaq: ORKA), a biotechnology company developing novel biologics designed to set a new standard for the treatment of chronic skin diseases, including plaque psoriasis, today announced that it has entered into a securities purchase agreement for a private investment in public equity (“PIPE”) financing that is expected to result in gross proceeds of approximately $180 million to the Company, before placement agent fees and offering expenses. The PIPE financing was led by Viking Global Investors, and included participation from both new and existing investors, including Affinity Healthcare Fund, Blackstone Multi-Asset Investing, Commodore Capital, Cormorant Asset Management, Deep Track Capital, Fairmount, Great Point Partners, LLC, Palo Alto Investors, LP, Perceptive Advisors, Surveyor Capital (a Citadel company), Venrock Healthcare Capital Partners, Woodline Partners LP and a leading life sciences investment firm, among others.

Pursuant to the terms of the securities purchase agreement, Oruka is selling an aggregate of (i) 10,933,405 shares of its common stock (“Common Stock”) at a purchase price of $15.00 per share and (ii) pre-funded warrants to purchase 1,066,666 shares of Common Stock at a price of $14.999 per pre-funded warrant. The pre-funded warrants have an exercise price of $0.001 per share. Following the transaction, there will be approximately 67.1 million shares of the Company’s Common Stock and Common Stock equivalents issued and outstanding, including shares of Common Stock underlying pre-funded warrants and Series B non-voting convertible preferred stock. The PIPE financing is expected to close on or about September 19, 2025, subject to satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the PIPE financing, together with the Company’s existing cash, cash equivalents, and marketable securities, to provide financing for research and development, general corporate expenses, and working capital needs. The Company expects that its cash will fund its operations for at least one year following the ORKA-002 Phase 2 and ORKA-001 EVERLAST-B Phase 2b data readouts in 2027.

Jefferies, TD Cowen, Guggenheim Securities and LifeSci Capital are acting as joint placement agents for the PIPE financing.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and the securities have not been registered under the Securities Act of 1933, as amended, and may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements. Concurrently with the execution of the securities purchase agreement, Oruka and the investors entered into a registration rights agreement pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of Common Stock and the Common Stock issuable upon exercise of the pre-funded warrants, in each case sold in the PIPE financing.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Oruka Therapeutics

Oruka Therapeutics is developing novel biologics designed to set a new standard for the treatment of chronic skin diseases. Oruka’s mission is to offer patients suffering from chronic skin diseases like plaque psoriasis the greatest possible freedom from their condition by achieving high rates of complete disease clearance with dosing as infrequently as once or twice per year. Oruka is advancing a proprietary portfolio of potentially best-in-class antibodies that were engineered by Paragon Therapeutics and target the core mechanisms underlying plaque psoriasis and other dermatologic and inflammatory diseases. For more information, visit www.orukatx.com and follow Oruka on LinkedIn.

Forward-Looking Statements

Certain statements in this press release, other than purely historical information, may constitute “forward-looking statements” within the meaning of the federal securities laws, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, concerning Oruka and other matters. These forward-looking statements include, but are not limited to, express or implied statements relating to Oruka’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future of its pipeline and business including, without limitation, the intended use of proceeds from the PIPE financing, Oruka’s cash sufficiency and runway, including as it relates to the anticipated timing of clinical trials and data readouts, the expected timing of closing of the PIPE financing and the completion of the PIPE financing, and Oruka’s business plans. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “potential,” “pipeline,” “can,” “target,” “believe,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “project,” “should,” “will,” “would” and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Oruka will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Oruka’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, market conditions and the satisfaction of closing conditions, as well as those uncertainties and factors described under the heading “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Oruka’s most recent filings with the SEC. Should one or more of these risks or uncertainties materialize, or should any of Oruka’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth therein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Oruka does not undertake or accept any duty to make any updates or revisions to any forward-looking statements. This press release does not purport to summarize all of the conditions, risks and other attributes of an investment in Oruka.

Investor Contact:

Alan Lada

(650) 606-7911

alan.lada@orukatx.com

Exhibit 99.2

Oruka Therapeutics Announces Positive Interim Phase 1 Results for ORKA-001

Half-life of approximately 100 days increases likelihood of once-per-year dosing

Pharmacokinetic profile supports the ability to achieve exposures that could lead to higher efficacy and extended off-treatment remissions

Well tolerated with a favorable safety profile consistent with the IL-23p19 class

EVERLAST-A Phase 2a trial enrollment ongoing with data expected 2H 2026

MENLO PARK, Calif., Sept. 17, 2025 (GLOBE NEWSWIRE) -- Oruka Therapeutics, Inc. (“Oruka”) (Nasdaq: ORKA), a biotechnology company developing novel biologics designed to set a new standard for the treatment of chronic skin diseases including plaque psoriasis (PsO), today announced interim data from its Phase 1 trial of ORKA-001, the Company’s long-acting IL-23p19 antibody, in a late-breaking abstract at the European Academy of Dermatology and Venerology (EADV) Congress in Paris, France. These results, as well as additional details on the EVERLAST-A trial design, will be presented in two oral presentations at the conference.

“ORKA-001’s approximately 100-day half-life exceeded our expectations and has the potential to enable multiple ‘upside’ scenarios for the program,” said Lawrence Klein, PhD, CEO of Oruka. “We are increasingly confident that ORKA-001 can redefine the standard of care in this important disease. I’m very pleased with how quickly our team has progressed this program and by the enthusiasm we are hearing from investigators and patients.”

Interim results from the Phase 1 trial support the potential for ORKA-001 to change the PsO treatment paradigm. The ongoing EVERLAST-A Phase 2a trial is designed to test whether ORKA-001 can enable annual dosing, higher rates of skin clearance than standard of care, and long-term off-treatment remissions. Oruka expects to present initial data from EVERLAST-A in 2H 2026.

Key Phase 1 Interim Findings

The Phase 1 trial is a first-in-human, randomized, double-blind, placebo-controlled trial designed to evaluate the safety and pharmacokinetics (PK) of ORKA-001 in healthy volunteers. The study enrolled 24 healthy adult participants into three single ascending subcutaneous dose cohorts of 300 mg, 600 mg, and 1200 mg. Interim results from the Phase 1 trial include:

●	PK: ORKA-001 showed a half-life of approximately 100 days, greater than three times that of risankizumab, and a Cmax that exceeded risankizumab at an equivalent dose, based on previously reported risankizumab data. These properties increase the likelihood of achieving once-yearly maintenance dosing and demonstrate comparable exposures to the KNOCKOUT study, which could lead to best-in-class rates of skin clearance and extended off-treatment remissions.

●	Pharmacodynamics (PD): Single doses of ORKA-001 demonstrated complete and sustained inhibition of STAT3 signaling, a downstream marker of IL-23 activity, in an ex vivo assay through 24 weeks (the longest follow-up available).

●	Safety: ORKA-001 was well tolerated at all dose levels, with a favorable safety profile consistent with the anti-IL-23 class. There were no severe treatment-emergent adverse events (TEAEs) or serious adverse events. The only TEAEs to occur in more than two subjects were headache, upper respiratory tract infections, and transient erythema at the injection site. The study remains blinded, and all subjects remain on study.

EVERLAST Phase 2 Trials of ORKA-001 in Plaque Psoriasis

The ongoing EVERLAST-A trial is a randomized, double-blind, placebo-controlled Phase 2a trial designed to evaluate the safety and efficacy of a single dose level of ORKA-001 in moderate-to-severe PsO patients. Enrollment and dosing at sites across the U.S. and Canada are currently progressing well, and the Company expects to share initial data from EVERLAST-A in 2H 2026. Data presented at that time is expected to include PASI 100 at Week 16 for all patients and preliminary durability data that could show the potential for yearly dosing and off-treatment remissions.

●	EVERLAST-A will enroll approximately 80 patients randomized 3:1 to receive 600 mg ORKA-001 at Week 0 and 4 or matching placebo. The primary endpoint is PASI 100 at Week 16. ORKA-001 exposures are expected to match or exceed exposures in the KNOCKOUT study, testing whether higher antibody exposures can lead to greater efficacy.

●	At Week 28, patients who have achieved PASI 100, or completely clear skin, will be randomized 2:1 to an arm where either (1) they do not receive another dose until disease recurrence or (2) they receive 300 mg ORKA-001 every six months. The “no-dose” arm will evaluate the possibility of both yearly dosing and extended off-treatment remissions (defined in the literature as clear skin over one year from last administration of a therapeutic). Patients who have not achieved PASI 100 at Week 28 will receive 300 mg ORKA-001 every six months.

●	At Week 16, patients receiving placebo will cross over to 600 mg ORKA-001 at Week 16 and 20, followed by once-yearly dosing of ORKA-001, providing additional data on the efficacy of yearly dosing.

In addition, Oruka expects to initiate a dose-ranging Phase 2b trial of ORKA-001 in moderate-to-severe PsO patients, EVERLAST-B, in 1H 2026. EVERLAST-B will evaluate three dose levels of ORKA-001: 37.5 mg at Week 0, 300 mg at Weeks 0 and 4, and 600 mg at Weeks 0 and 4, versus placebo. The primary endpoint is PASI 100 at Week 16. To expedite development, EVERLAST-B dosing is projected to begin enrolling before the completion of EVERLAST-A.

Details of the oral presentations at EADV:

●	Phase 1 Clinical Data of ORKA-001, a Novel Half-Life Extended IL-23p19 Monoclonal Antibody with Potential for Once-Yearly Dosing in Plaque Psoriasis

Author: Dr. James Krueger

Presentation ID: D2T01.4D

Late-Breaking Presentation: Thursday, September 18, 16:45-17:00 CET

Location: Paris Nord

●	EVERLAST-A: A Phase 2a Study Design of ORKA-001, a Novel Half-Life Extended IL-23p19 Monoclonal Antibody for Plaque Psoriasis

Author: Dr. Andrew Blauvelt

Presentation ID: FC02.1l

Oral Presentation: Thursday, September 18, 11:35-11:45 CET

Location: W05-W06

About ORKA-001

ORKA-001 is a novel, subcutaneously administered, half-life extended monoclonal antibody targeting IL-23p19. Inhibitors of IL-23p19 have become the preferred first-line therapy for patients with moderate-to-severe PsO given their strong efficacy and safety profile. Currently approved therapies are dosed four to six times per year and deliver PASI 100, or fully clear skin, for less than half of patients after four months. ORKA-001 has the potential to be dosed just once or twice per year and is designed to achieve higher exposures than currently marketed IL-23p19 antibodies, which could lead to higher rates of disease clearance and extended off-treatment remissions. ORKA-001 is designed to match the validated biology of risankizumab by binding to a similar epitope with similar affinity, but has a significantly extended half-life of approximately 100 days.

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About Oruka Therapeutics

Oruka Therapeutics is developing novel biologics designed to set a new standard for the treatment of chronic skin diseases. Oruka’s mission is to offer patients suffering from chronic skin diseases like plaque psoriasis the greatest possible freedom from their condition by achieving high rates of complete disease clearance with dosing as infrequently as once or twice a year. Oruka is advancing a proprietary portfolio of potentially best-in-class antibodies that were engineered by Paragon Therapeutics and target the core mechanisms underlying plaque psoriasis and other dermatologic and inflammatory diseases. For more information, visit www.orukatx.com and follow Oruka on LinkedIn.

Forward-Looking Statements

Certain statements in this press release, other than purely historical information, may constitute “forward-looking statements” within the meaning of the federal securities laws, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements relating to Oruka’s expectations, hopes, beliefs, intentions or strategies regarding the future of its pipeline and business including, without limitation, Oruka’s ability to achieve the expected benefits or opportunities with respect to ORKA-001, including its anticipated half-life, potential dosing intervals, ability to deliver off-treatment remissions, anticipated rates of disease clearance, and safety and tolerability profile; the competitive outlook; and anticipated trial design, enrollment targets and timelines to clinical development and data release milestones for ORKA-001. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Oruka will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Oruka’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties inherent in the drug development process, including risks related to the design and conduct of clinical trials; risks that the outcome of preclinical testing and early clinical trials may not be predictive of the success of later clinical trials, and interim results of a clinical trial do not necessarily predict final results; risks related to the regulatory approval process and the timing of regulatory filings; risks related to Oruka’s ability to successfully establish, protect and defend its intellectual property; risks related to other matters that could affect the sufficiency of the company’s capital resources to fund operations; and changes in the competitive landscape. For a further description of the risks and uncertainties that could cause actual results to differ from those anticipated in these forward-looking statements, see the uncertainties and factors described under the heading “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Oruka’s most recent filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and subsequent filings with the SEC. Should one or more of these risks or uncertainties materialize, or should any of Oruka’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth therein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein and in Oruka’s SEC filings. Oruka does not undertake or accept any duty to make any updates or revisions to any forward-looking statements.

Investor Contact:

Alan Lada

(650)-606-7911

alan.lada@orukatx.com